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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SYNCHRONOSS TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Dear Stockholder:

        I am pleased to invite you to our 2012 Annual Meeting of Stockholders, which will be held on May 8, 2012, at 10:00 a.m. (local time), at the Offices of Synchronoss Technologies, Inc., 200 Crossing Boulevard, Bridgewater, New Jersey.

        At the meeting, we will be electing two members of our Board of Directors, ratifying the appointment of Ernst & Young LLP as our independent registered public accountants for the 2012 fiscal year, holding an advisory vote on executive compensation, and acting upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

        Enclosed are the following:

  •
  our Notice of Annual Meeting of Stockholders and Proxy Statement for 2012;

  •
  our Annual Report on Form 10-K for 2011; and

  •
  a proxy card with a return envelope to record your vote.

        We encourage you to read these materials carefully.

        It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY OR VOTING INSTRUCTION CARD IN THE PRE-ADDRESSED ENVELOPE PROVIDED, OR VOTE VIA THE INTERNET ACCORDING TO THE INSTRUCTIONS IN THE PROXY STATEMENT, AS SOON AS POSSIBLE TO ASSURE THAT YOUR SHARES WILL BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. If you attend the Annual Meeting, you may vote your shares in person even though you have previously voted by proxy if you follow the instructions in the Proxy Statement. As discussed in the Proxy Statement, returning the proxy or voting instruction card does not deprive you of your right to attend the Annual Meeting.

        If you have any questions concerning the annual meeting or the proposals, please contact our Investor Relations department at (800) 575-7606. For questions regarding your stock ownership or voting, you may contact our transfer agent, American Stock Transfer & Trust Co., by e-mail through their website at www.amstock.com or by phone at (800)  937-5449 (within the U.S. and Canada) or (718) 921-8124 (outside the U.S. and Canada).

        On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Synchronoss Technologies.

Sincerely,

Stephen G. Waldis
Chairman of the Board

Bridgewater, New Jersey
April 3, 2012

        The use of cameras at the Annual Meeting is prohibited and they will not be allowed into the meeting or any other related areas, except by credentialed media. We realize that many cellular phones have built-in digital cameras, and while these phones may be brought into the venue, the camera function may not be used at any time.

SYNCHRONOSS TECHNOLOGIES, INC.
200 Crossing Boulevard
Bridgewater, New Jersey 08807

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 8, 2012

To the Stockholders:

        You are cordially invited to attend the Annual Meeting of Stockholders of Synchronoss Technologies, Inc., a Delaware corporation. The meeting will be held at the Offices of the Company, 200 Crossing Boulevard, Bridgewater, New Jersey, on May 8, 2012, at 10:00 a.m. (local time) for the following purposes:

          1.     To elect two members of the Company's Board of Directors to serve until the 2015 annual meeting of stockholders of the Company;

          2.     To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for its fiscal year ended December 31, 2012;

          3.     To hold an advisory vote on executive compensation; and

          4.     To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on March 15, 2012 are entitled to vote at the Annual Meeting and at any adjournments or postponements of the meeting. The stock transfer books will not be closed between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at Synchronoss' principal executive offices at the address listed above for the ten-day period prior to the Annual Meeting.

By order of the Board of Directors

Ronald J. Prague
Secretary

Bridgewater, New Jersey
April 3, 2012

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to be held on May 8, 2012

        The proxy statement and annual report to stockholders and the means to vote by Internet are available at www.synchronoss.com.

        You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, sign, date and promptly return the enclosed proxy card, or vote via the Internet or telephone as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must provide a valid proxy issued in your name from that record holder.

SYNCHRONOSS TECHNOLOGIES, INC.
200 Crossing Boulevard
Bridgewater, New Jersey 08807

PROXY STATEMENT FOR THE
2012 ANNUAL MEETING OF STOCKHOLDERS
MAY 8, 2012

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

        We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors of Synchronoss Technologies, Inc., a Delaware corporation (sometimes referred to as the "Company" or "Synchronoss"), is soliciting your proxy to vote at the 2012 Annual Meeting of Stockholders (the "Annual Meeting"). You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy on the Internet or via telephone. The Company intends to mail this Proxy Statement and accompanying proxy card on or about April 3, 2012 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

        Only stockholders of record at the close of business on March 15, 2012 will be entitled to vote at the Annual Meeting. On this record date, there were 38,932,669 shares of common stock of the Company ("Common Stock") outstanding. All of these outstanding shares are entitled to vote at the Annual Meeting (one vote per share of Common Stock) in connection with the matters set forth in this Proxy Statement. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at Synchronoss' principal executive offices at 200 Crossing Boulevard, Bridgewater, New Jersey for the ten-day period prior to the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

        If on March 15, 2012 your shares were registered directly in your name with the Company's transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record and may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy on the Internet or via telephone as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on March 15, 2012 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

        At the Annual Meeting, there are three matters scheduled for a vote of the stockholders:

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  Election of Directors.  Election of William J. Cadogan and Stephen G. Waldis as members to the Company's Board of Directors to serve until the 2015 annual meeting of stockholders or until their successors have been duly elected and qualified;

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  Ratification of the Appointment of Independent Registered Public Accounting Firm.  Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for its fiscal year ending December 31, 2012; and

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  Advisory Vote on Executive Compensation.  Advisory approval in a non-binding vote of the compensation of the Company's named executive officers as disclosed pursuant to the compensation rules of the Securities and Exchange Commission in this Proxy Statement. Even though your vote is advisory and therefore will not be binding on the Company, the Board's Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

How do I vote?

        With respect to the election of nominees for director, you may:

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  vote "FOR" the election of the nominees for director;

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  "WITHHOLD" your vote for one of the nominees and vote "FOR" the remaining nominee; or

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  "WITHHOLD" your vote for the two nominees.

        For the other matters to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card or vote by proxy on the Internet or via telephone. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted. You may vote in person at the Annual Meeting only if you bring a form of personal picture identification with you. You may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.

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  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

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  To vote on the Internet, go to www.voteproxy.com to complete an electronic proxy card. You will be asked to provide the eleven-digit number beneath the account number on the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Daylight Time on May 7, 2012 to be counted.

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  To vote by telephone. The toll-free telephone number is noted on your proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Daylight Time on May 7, 2012. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received instructions for granting proxies with these proxy materials from that organization rather than from the Company. A number of brokers and banks participate in a program provided through Broadridge Financial Services which enables beneficial holders to grant proxies to vote shares via telephone or the Internet. If your shares are held by a broker or bank that participates in the Broadridge program, you may grant a proxy to vote those shares telephonically by calling the telephone number on the instructions received from your broker or bank, or via the Internet at Broadridge's website at www.proxyvote.com. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of Common Stock you own as of March 15, 2012.

What if I return a proxy card but do not make specific voting selections?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted "For" the election of William J. Cadogan and Stephen G. Waldis as members of the Company's Board of Directors, "For" the ratification of Ernst & Young LLP as the Company's independent registered public accounting firm for its fiscal year ended December 31, 2012, and "For" the approval of the compensation of the Company's named executive officers. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

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  You may submit another properly completed proxy card with a later date.

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  You may send a written notice that you are revoking your proxy to the Secretary of the Company at 200 Crossing Boulevard, Bridgewater, New Jersey 08807.

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  You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

        If you are a beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow their instructions for changing your vote.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What if I share an address with another stockholder?

        A number of brokers with account holders who are Synchronoss stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker and direct your written request to Synchronoss Technologies, Inc., 200 Crossing Boulevard, Bridgewater, NJ 08807 Attn: Secretary or contact Ronald J. Prague, Secretary at (866) 620-3940. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

How are votes counted?

        Each share of Common Stock is entitled to one vote. Votes will be counted by the inspector of election appointed for the Annual Meeting. Prior to the Annual Meeting, the inspector will sign an oath to perform his or her duties in an impartial manner and according to the best of his or her ability. The inspector will determine the shares of Common Stock represented at the Annual Meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties. The determination of the inspector as to the validity of proxies will be final and binding.

What vote is required to approve each proposal?

  •
  The directors are elected by a plurality of the votes cast at the Annual Meeting, meaning the nominees receiving the most "For" votes (among votes properly cast in person or by proxy) will be elected. An instruction to "Withhold" authority to vote for a nominee will result in the nominee receiving fewer votes, but will not count as a vote against the nominee. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. Abstentions and "broker non-votes" (i.e., shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary voting power) will have no effect on the election of the nominees. Because this proposal is a non-routine matter, broker non-votes are expected to exist in connection with this proposal.

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  Ratification of the appointment by the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2012, requires a "For" vote from the majority of all of the outstanding shares that are present in person or represented by proxy, and cast affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted "For" or "Against" the proposal and will have no effect on the proposal. Because this proposal is a routine matter, broker non-votes are not expected to exist in connection with this proposal.

  •
  Advisory approval of the compensation of the Company's named executive officers described in the Proxy Statement requires a "For" vote from the majority of all of the outstanding shares that are present in person or represented by proxy, and cast affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted "For" or "Against" the advisory proposal and will have no effect on the advisory proposal. Even though your vote is advisory and therefore will not be binding on the Company, the Compensation Committee will review the voting results and take them into consideration when making future executive compensation decisions to the extent they can determine the cause or causes of any significant voting results. Because this proposal is a non-routine matter, broker non-votes are expected to exist in connection with this proposal.

        If there are insufficient votes to approve any of the above matters, your proxy may be voted by the persons named in the proxy to adjourn the Annual Meeting in order to solicit additional proxies in favor of the approval of such proposals. If the Annual Meeting is adjourned for any purpose, at any subsequent reconvening of the meeting, your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting unless you revoke or withdraw your proxy. Your proxy may be voted in this manner even though it may have been voted on the same or any other matter at a previous session of the Annual Meeting.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of the voting power of all outstanding shares is represented by stockholders present at the Annual Meeting or by proxy. On the record date, there were 38,932,669 shares of Common Stock outstanding and entitled to vote. Thus, 19,466,335 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy vote (or one is submitted on your behalf by your broker, bank or other agent) or vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.

How can I find out the results of the voting at the Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed by the Company with the SEC no later than four (4) business days after the Annual Meeting.

Voting Confidentiality

        Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed, except as required by law.

When are stockholder proposals due for next year's Annual Meeting?

        If you wish to submit a proposal for inclusion in next year's proxy materials or nominate a director, your proposal must be in proper form according to SEC Regulation 14A and Rule 14a-8, in conformance with the Company's By-laws and submitted in writing to Synchronoss Technologies, Inc., 200 Crossing Boulevard, Bridgewater, New Jersey 08807, Attn: Secretary to be received no later than the close of business on December 4, 2012. If you wish to submit a proposal to be presented at the 2013 Annual Meeting of Stockholders but which will not be included in the Company's proxy materials, your proposal must be submitted in writing and in conformance with our Bylaws to Synchronoss Technologies, Inc., 200 Crossing Boulevard, Bridgewater, New Jersey 08807, Attn: Secretary not before January 18, 2013 and no later than February 17, 2013. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included. You are advised to review the Company's By-laws, which contain additional requirements about advance notice of stockholder proposals and director nominations. You may obtain a copy of the Company's By-laws by writing to Synchronoss Technologies, Inc., 200 Crossing Boulevard, Bridgewater, New Jersey 08807, Attn: Secretary.

Corporate Governance and Board Matters

Corporate Governance

        Corporate Governance Guidelines.    We have adopted Corporate Governance Guidelines which set forth the framework within which our Board of Directors, or our Board assisted by its Committees, directs our affairs. The Guidelines address, among other things, the composition and functions of our Board, director independence, management succession and review, Board Committees, and selection of new Directors. Our Board regularly reviews legal and regulatory requirements, evolving best practices, and other developments and may modify the Corporate Governance Guidelines from time to time as it deems appropriate. The Guidelines, together with our Code of Business Conduct and charter for each of Committee of our Board are available on the Investor Relations section of our website at www.synchronoss.com.

        Code of Business Conduct.    We have also adopted a code of business conduct that applies to all of our employees, officers (including our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions) and directors. The full text of our code of business conduct is posted on our website at www.synchronoss.com. If we make any substantive amendments to the code of business conduct or grant any waiver from a provision of the code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

        Leadership Structure.    Our Board gives careful consideration to separating the roles of Chairman and Chief Executive Officer and has determined that the Company and its stockholders are best served by having Mr. Waldis, one of our founders, serve as both Chairman and Chief Executive Officer. Mr. Waldis' combined role as Chairman and Chief Executive Officer promotes unified leadership and direction for the Board and executive management and it allows for a single, clear focus for the chain of command to execute our strategic initiatives and business plans. As the individual with primary responsibility for managing our day-to-day operations and with in-depth knowledge and understanding of the Company, Mr. Waldis is best positioned to chair regular Board meetings as we discuss key business and strategic issues.

        Independence of our Board of Directors.    As required under the Nasdaq Global Market ("Nasdaq") listing standards, a majority of the members of a listed company's board of directors must qualify as "independent," as affirmatively determined by the board of directors. Our Board consults with our legal counsel to ensure that its determinations are consistent with all relevant laws and regulations regarding the definition of independent, including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time. Consistent with those considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and us, our senior management and our independent registered public accounting firm, our Board has affirmatively determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards except for Stephen G. Waldis and James M. McCormick. Our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Mr. Cadogan presides over these executive sessions. Stockholders interested in communicating with the independent directors regarding their concerns or issues may address correspondence to a director, or to the independent directors generally, in care of Synchronoss Technologies, Inc. at 200 Crossing Boulevard, Bridgewater, New Jersey 08807, Attn: Secretary. Our Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications. If deemed an appropriate communication, the Secretary will forward it, depending on the subject matter, to the chairperson of a Committee of our Board or a particular director, as appropriate.

        Board's Role in Risk Oversight.    Our Board, acting directly or through its Committees, is responsible for the oversight of risks facing our Company. Our Board has delegated its Audit Committee, through its charter, the primary responsibility for discussing guidelines and policies governing the process by which our management and other persons responsible for risk management assess and manage our exposure to major financial risk exposures and the steps management has taken to monitor and control such exposures, based on consultation with our management and independent auditors. In addition, our Board has delegated to other Committees the oversight of risks within their areas of responsibility and expertise. For example, its Compensation Committee oversees the risks associated with our compensation practices, including an annual review of our risks assessment of our compensation policies and practices for our employees, and its Audit Committee reviews annually the audit plan of management audit, our information technology risks and mitigation strategies, the tax function and treasury operations. Our Board also believes its oversight of risk is enhanced by the current leadership structure discussed above because our Chief Executive Officer, who is ultimately responsible for our management of risk, also chairs regular Board meetings, and with his in-depth knowledge and understanding of our Company, is best able to bring key business issues and risks to our Board's attention.

        Board Self-Evaluation.    Our Board has established a bi-annual self-evaluation process to analyze and review their performance. Our Board reviews such results with the intention to utilize them to enhance their effectiveness.

Stockholder Communications with our Board of Directors

        Stockholders may communicate with our Board of Directors by sending a letter to Synchronoss Technologies, Inc., 200 Crossing Boulevard, Bridgewater, New Jersey 08807, Attention: Secretary. Each such communication should set forth (i) the name and address of such stockholder as they appear on our books and, if the shares of our Common Stock are held by a nominee, the name and address of the beneficial owner of such shares and (ii) the number of shares of our Common Stock that are owned of record by such record holder and beneficially by such beneficial owner. The Secretary will review all communications from stockholders and regularly forward to our Board of Directors all correspondence that, in his opinion, deals with the functions of our Board of Directors or committees thereof, or that he otherwise determines to be appropriate for their attention.

Board of Directors and Committees of our Board

        There are currently six members of our Board of Directors:

William J. Cadogan	James M. McCormick
Charles E. Hoffman	Donnie M. Moore
Thomas J. Hopkins	Stephen G. Waldis

        Meetings.    During 2011, our Board of Directors held eight regular meetings and two special meetings. Each director attended at least 75% of the meetings of our Board and of each Committee of which he served as a member during the period in which he served. Each director other than Mr. Cadogan attended our 2011 Annual Meeting of Stockholders.

        Board Structure and Committees.    Our Board of Directors has established an Audit Committee, a Compensation Committee, a Business Development Committee and a Nominating/Corporate Governance Committee. Our Board has delegated various responsibilities and authority to its Committees as generally described below. Our Board has determined that each member of our Audit, Compensation, Business Development and Nominating/Corporate Governance Committees is free of any relationship that would interfere with his individual exercise of independent judgment with regard to us. The following table provides membership and meeting information for each of our Board committees during 2011:

Name	Audit		Compensation		Business Development		Nominating/Corporate Governance
Stephen G. Waldis					X
William J. Cadogan	X		X	(1)	X	(1)	X
Charles E. Hoffman			X				X	(1)
Thomas J. Hopkins	X		X		X
James McCormick
Donnie M. Moore	X	(1)					X
Total meetings in fiscal year 2011	9		5		5		2

(1)
Committee Chairperson

        Audit Committee.    Our Audit Committee of our Board oversees the integrity of our financial statements, compliance with legal and regulatory requirements, and the qualifications, independence, and performance of our independent registered public accounting firm. Our Audit Committee also consults with our management and our independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. In addition, our Audit Committee:

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  reviews our annual audited and quarterly financial statements and reporting;

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  reviews and monitors our external audits, including, among other things, our internal controls and audit functions, the results and scope of the annual audit and other services provided by our independent registered public accounting firm and our compliance with legal matters that have a significant impact on our financial statements;

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  establishes procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

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  appoints, retains, compensates and oversees the work of our independent registered public accounting firm, including approving services and fee arrangements;

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  approves all related party transactions;

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  reviews earnings press releases prior to issuance; and

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  reviews findings and recommendation of our independent registered public accounting firm and management's response to their recommendations.

        Three directors comprise our Audit Committee: Thomas J. Hopkins, William J. Cadogan and Donnie M. Moore. Our Audit Committee met nine times during 2011. Our Board annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 5605(a)(2) and 5605(c)(2) of the Nasdaq listing standards). In addition to qualifying as independent under the Nasdaq rules, each member of our Audit Committee can read and has an understanding of fundamental financial statements. Our Board has determined that Donnie M. Moore, Chairman of the Audit Committee, is an audit committee financial expert as defined by Item 407(d) of Regulation S-K of the Exchange Act. Our Board made a qualitative assessment of Mr. Moore's level of knowledge and experience based on a number of factors, including his respective formal education and experience. The designation does not impose on Mr. Moore any duties, obligations or liability that are greater than are generally imposed on him as a member of our Audit Committee and our Board, and his designation as an Audit Committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of our Audit Committee or Board. Our Audit Committee charter can be found on the Investor Relations section of our website at www.synchronoss.com.

        Compensation Committee.    Our Compensation Committee of our Board is comprised of three directors, William J. Cadogan, Charles E. Hoffman and Thomas J. Hopkins, each of whom is independent (as currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). Our Compensation Committee, which met five times during 2011, is charged by our Board to:

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  review and approve our compensation policies and all forms of compensation and other benefits to be provided to our employees (including our executive officers and directors), including, among other things, annual salaries, bonuses, stock options, restricted stock grants and other incentive compensation arrangements;

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  make recommendations from time to time to our Board regarding compensation matters;

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  administer our stock purchase plan and stock option plans, including reviewing and granting stock options and restricted stock grants, with respect to our directors and employees (including executive officers); and

  •
  review and approve other aspects of our compensation policies and matters as arise from time to time.

        A more detailed description of our Compensation Committee's functions can be found in our Compensation Committee charter. The charter can be found on the Investor Relations section of our website at www.synchronoss.com.

        Our Compensation Committee has also established a Key Employee Stock Options Committee whose purpose is to approve stock option and restricted stock grants to our newly hired employees subject to guidelines previously approved by our Compensation Committee. Our Compensation Committee appointed our Chief Executive Officer, Stephen G. Waldis, as the sole member of this Committee. Our Key Employee Stock Options Committee acted twelve times in 2011.

        Our Compensation Committee retained Radford, a compensation consulting firm focused on the technology industry and a division of AON Hewitt ("Radford"), as its independent compensation consultant in 2009 and continues to use the firm's services. The compensation consultant serves at the pleasure of our Compensation Committee, and the compensation consultant's fees are approved by our Compensation Committee. During 2011, Radford performed no services for us other than its services to our Compensation Committee and received no compensation from our Company other than its fees in connection with its retention as our Compensation Committee's compensation consultant.

        Compensation Committee Interlocks and Insider Participation.    None of the members of our Compensation Committee was at any time during 2011 an officer or employee of our Company. No executive officer serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee. In 2011, we did not make any loans to directors or executive officers relating to purchases of our Common Stock or for any other purpose.

        Nominating/Corporate Governance Committee.    The members of our Nominating/Corporate Governance Committee are William J. Cadogan, Charles E. Hoffman and Donnie M. Moore. Our Nominating/Corporate Governance Committee met once and acted once by unanimous written consent in 2011. All members of our Nominating/Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). In addition our Nominating/Corporate Governance Committee:

  •
  Reviews and reports to our Board on a periodic basis with regard to matters of corporate governance;

  •
  Reviews, assesses and makes recommendations on the effectiveness of our corporate governance policies;

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  Develops and recommends to our Board for its approval a bi-annual self-assessment process of our Board and its committees and oversees the process;

  •
  Reviews periodically with our Chief Executive Officer succession plans relating to positions held by elected corporate officers; and

  •
  Establishes and periodically reviews stock ownership guidelines for our executive officers and directors.

        Our Nominating/Corporate Governance Committee charter can be found on the Investor Relations section of our website at www.synchronoss.com. Our Nominating/Corporate Governance Committee also reviews and makes recommendations to our Board regarding the size and composition of our Board and the appropriate qualities and skills required of our directors in the context of the then current make-up of our Board. Our Nominating/Corporate Governance Committee has established procedures for the nomination process and leads the search for, selects and recommends candidates for election to our Board. Consideration of new director candidates typically involves a series of Committee discussions, the review of information concerning candidates and interviews with selected candidates. Candidates for nomination to our Board typically have been suggested by other members of our Board or by our executive officers. From time to time, our Nominating/Corporate Governance Committee may engage the services of a third-party search firm to identify director candidates. Our Nominating/Corporate Governance Committee also considers candidates proposed in writing by stockholders, provided such proposal meets the eligibility requirements for submitting stockholder proposals for inclusion in our next proxy statement and is accompanied by certain required information about the candidate. Candidates proposed by stockholders will be evaluated by our Nominating/Corporate Governance Committee using the same criteria as for all other candidates. In considering nominees for our Board, our Nominating/Corporate Governance Committee considers each candidate's independence, personal and professional integrity, financial literacy or other professional or business experience relevant to an understanding of our business, ability to think and act independently and with sound judgment and ability to serve our stockholders' long-term interests. These factors, and others as considered useful by our Nominating/Corporate Governance Committee, are reviewed in the context of an assessment of the perceived needs of our Board at a particular point in time. As a result, the priorities and emphasis of our Nominating/Corporate Governance Committee and of our Board may change from time to time to take into account changes in our business and other trends, and the portfolio of skills and experience of current and prospective directors. Although our Nominating/Corporate Governance Committee has not adopted a formal policy regarding the consideration of diversity in identifying director nominees, in searching for new directors, it does have several initiatives in an attempt to attract diverse candidates.

        Business Development Committee.    Our Business Development Committee of our Board reviews certain strategic business development and growth opportunities and recommends those that it determines are in line with our short term and long-term strategic goals. Our Business Development Committee charter can be found on the Investor Relations section of our website at www.synchronoss.com. The members of our Business Development Committee are William J. Cadogan, Thomas J. Hopkins and Stephen G. Waldis. All members of our Business Development Committee other than Mr. Waldis are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). Our Business Development Committee met five times during 2011.

Director Compensation

        This section provides information regarding the compensation policies for our non-employee directors and amounts paid and securities awarded to these directors in 2011. Any director who is an employee of our Company does not receive any additional compensation for their service as a director.

        In 2011, our Compensation Committee of our Board also engaged Radford to conduct a study to assess our non-employee director compensation practices and policies. Radford reviewed the compensation paid to our non-employee directors relative to market practices and our peer group companies, which companies are set forth below in the section entitled "Compensation Discussion & Analysis." Based on this review, Radford advised us that the average cash compensation of $60,800 paid to our non-employee directors in 2011 was approximately the 50th percentile of that paid to non-employee directors at our peer group companies. However, as a result of the adjustments made in 2010, annual equity compensation and resulting total compensation to the non-employee directors was between the 50th and 75th percentile of our peer group companies. Our Board, in considering Radford's study, current market conditions and total compensation paid to non-employee directors at our peer group companies, increased the annual cash retainer portion of our non-employee director cash compensation from $40,000 to $50,000, effective as of January 1, 2012. Our Board's compensation for 2011 was as follows:

Term	Compensation
Annual Cash Retainer	$40,000 (increased to $50,000 for 2012)
Initial Equity Grant	Non-qualified stock option award to purchase 30,000 shares of Common Stock, vesting one-third each year over three years
Annual Equity Grant

Non-qualified stock option award to purchase 7,500 shares of Common Stock, vesting one-third each year over three years. Award of 3,335 restricted shares of Common Stock, vesting one-third each year over three years

Audit Committee Compensation	Additional annual retainer of $20,000 for the Chair of the Committee and $10,000 to each member of the Committee.
Compensation Committee Compensation	Additional annual retainer of $15,000 for the Chair of the Committee and $7,500 to each member of the Committee.
Nominating/Corporate Governance Committee Compensation	Additional annual retainer of $10,000 for the Chair of the Committee and $5,000 to each member of the Committee.
Business Development Committee
Compensation	$1,000 for in person meetings $750 for telephonic meetings

        The annual retainer fees are paid to our directors in advance in four quarterly payments on or about the first day of each calendar quarter and the meeting fees for our Business Development Committee are paid at the end of each quarter. All of the annual equity grants to non-employee directors under our director compensation program are automatically granted on the first Tuesday of every year, and the options have an exercise price equal to the closing price reported on Nasdaq of our Common Stock on the date of the award. In addition, we currently have a policy to reimburse directors for travel, lodging and other reasonable expenses incurred in connection with their attendance at our Board of Directors and Committee meetings.

        The following table sets forth all of the compensation awarded to, earned by, or paid to each person who served as a director during 2011, other than a director who is also an employee.

Name	Fees Earned or Paid in Cash ($)		Restricted Stock Awards ($)(6)	Option Awards ($)(7)	Total ($)
William J. Cadogan(1)	73,750	(5)	89,478	117,901	281,129
Charles E. Hoffman(2)	57,500		89,478	117,901	264,879
Thomas J. Hopkins(3)	61,250	(5)	89,478	117,901	268,629
James M. McCormick	40,000		89,478	117,901	247,379
Donnie M. Moore(4)	65,000		89,478	117,901	272,379

(1)
Mr. Cadogan is chair of our Compensation Committee and Business Development Committee and is a member of our Audit Committee and Nominating/Corporate Governance Committee.

(2)
Mr. Hoffman is chair of our Nominating/Corporate Governance Committee and is a member of our Compensation Committee.

(3)
Mr. Hopkins is a member of our Audit Committee, Business Development Committee and Compensation Committee.

(4)
Mr. Moore is chair of our Audit Committee and is a member of our Nominating/Corporate Governance Committee.

(5)
Includes $3,750 paid to each of Messrs. Cadogan and Hopkins for attendance by telephone of five meetings of our Business Development Committee.

(6)
The amounts in this column reflect the aggregate grant date fair value of the stock awards computed in accordance with FASB ASC Topic No. 718. See Footnote 2 to the Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 for a discussion of our assumptions in estimating the fair value of our stock awards. As of December 31, 2011, each of Messrs. Cadogan, Hopkins and McCormick held 10,256 restricted shares of our Common Stock, 4,697 of which shares have vested, Mr. Hoffman held 10,956 restricted shares of our Common Stock, 5,397 of which shares have vested, and Mr. Moore held 6,670 restricted shares of our Common Stock, 1,111 of which shares have vested.

(7)
The amounts in this column reflect the aggregate grant date fair value of the stock options computed in accordance with FASB ASC Topic No. 718. See Footnote 2 to the Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 for a discussion of our assumptions in estimating the fair value of our stock option awards. Our directors will not realize any value from these awards unless the options are exercised and the underlying shares sold. As of December 31, 2011, each of Messrs. Cadogan, Hoffman, Hopkins and McCormick held options to purchase 80,000 shares of our Common Stock having a weighted average exercise price of $15.06 per share, of which 67,500 shares were vested, and Mr. Moore held options to purchase 70,000 shares of our Common Stock, having a weighted average exercise price of $21.25 per share, of which 57,500 shares were vested.

Director Stock Ownership Guidelines

        In 2009, we established stock ownership guidelines for our directors. The purpose of these guidelines is to place limitations on the number of shares of our Common Stock that a director may sell in any given year, based on established target share ownership levels. Under our guidelines, the target share ownership level for directors is a number of shares having a value equal to one times the annual cash retainer for our directors. The number of shares and vested options needed to be owned is calculated annually based on the closing sales price of our Common Stock on Nasdaq for the last trading day in the prior year. Each of the directors has three years from the date the stock ownership guidelines were established or, for future directors, three years from his or her election to our Board, to achieve their targeted equity ownership level. These guidelines are intended to increase directors' equity stake in the Company in an effort to align their interests more closely with those of our stockholders. In 2011, each of our directors met these guidelines. From time to time, we review these guidelines based on market conditions, our peer companies and other considerations to determine whether they should be revised. Under our trading policy, we prohibit all hedging or "short sales" involving our securities by our employees, including our directors.

Limitation of Liability and Indemnification

        We have entered into indemnification agreements with each of our directors. The form of agreement provides that we will indemnify each of our directors against any and all expenses incurred by that director because of his or her status as one of our directors, to the fullest extent permitted by Delaware law, our restated certificate of incorporation and amended and restated bylaws. In addition, the form agreement provides that, to the fullest extent permitted by Delaware law, but subject to various exceptions, we will advance all expenses incurred by our directors in connection with a legal proceeding.

        Our restated certificate of incorporation and amended and restated bylaws contain provisions relating to the limitation of liability and indemnification of directors. The restated certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability:

  •
  for any breach of the director's duty of loyalty to us or our stockholders

  •
  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law

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  in respect of unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law

  •
  for any transaction from which the director derives any improper personal benefit

        Our restated certificate of incorporation also provides that if Delaware law is amended, after the approval by our stockholders of our restated certificate of incorporation, to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law. The foregoing provisions of the restated certificate of incorporation are not intended to limit the liability of directors or officers for any violation of applicable federal securities laws. As permitted by Section 145 of the Delaware General Corporation Law, our restated certificate of incorporation provides that we may indemnify our directors to the fullest extent permitted by Delaware law and the restated certificate of incorporation provisions relating to indemnity may not be retroactively repealed or modified so as to adversely affect the protection of our directors.

        In addition, as permitted by Section 145 of the Delaware General Corporation Law, our amended and restated bylaws provide that we are authorized to enter into indemnification agreements with our directors and officers and we are authorized to purchase directors' and officers' liability insurance, which we currently maintain to cover our directors and executive officers.

Compensation of Executive Officers

Compensation Discussion and Analysis

        This section discusses the principles underlying our executive compensation policies, our recent decisions with respect to the executive officers who are named in the "Summary Compensation Table", referred to herein as our "named executive officers", and the most important factors relevant to an analysis of these decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers and places in perspective the data presented in the tables and other quantitative information that follows this section.

  Executive Summary

        The following provides a brief overview of the more detailed disclosure set forth in this Compensation Discussion and Analysis:

  •
  Our Compensation Committee of our Board has responsibility for evaluating the performance and development of our executive officers in their respective positions, reviewing individual compensation as well as corporate compensation principles and programs, establishing corporate and individual performance objectives as they affect compensation, making determinations as to whether and to what extent such performance objectives have been achieved and ensuring that we have effective and appropriate compensation programs in place.

  •
  The objective of our executive compensation program is to recruit, retain and motivate high-quality executives who possess diverse skills and talents that can help us achieve our short and long-term goals and strategies.

  •
  We provide our named executive officers with the following types of compensation: salary, annual incentive compensation (i.e. annual cash awards), long-term incentive compensation and limited perquisites. We also provide our named executive officers with certain severance and change of control benefits.

  •
  As part of its annual compensation review, based upon, among other factors, our strong corporate performance in 2010, the improved business outlook for 2011 and a review of base salaries of similarly situated executives at our peer group companies, our Compensation Committee increased the base salary of each of Stephen Waldis, our Chief Executive Officer, Robert Garcia, our Chief Operating Officer, and Lawrence Irving, our Chief Financial Officer, by 5%, 12% and 10%, respectively. Upon being promoted to our Executive Vice President of Product Management and Chief Strategy Officer, Mr. Nair's base salary was increased to $320,000. In 2011, our Compensation Committee restructured the compensation plan of Christopher Putnam, our Executive Vice President of Sales, increased his base salary to $320,000 in order to align his compensation more closely with the compensation structure provided to our other named executive officers but keep his total compensation package compensable with his compensation earned in 2010.

  •
  Based on our strong corporate performance in 2011 in achieving both our non-GAAP revenue and non-GAAP operating income as a percentage of non-GAAP revenue, and as a result of each of their strong individual performances, our named executive officers (other than Mr. Nair) were awarded amounts ranging from $300,800 to $824,063 as their annual incentive cash bonus for 2011 under our incentive compensation plan. Mr. Nair was awarded a pro rated amount because he joined our Company in March 2011 and his cash incentive bonus was not increased to 60% until his promotion in September 2011.

  •
  A substantial portion of the 2011 equity awards to our named executive officers were issued in performance-based restricted shares of our Common Stock. Our Compensation Committee decided that this was an appropriate way to align our named executive officers' compensation with our Company's performance. In February 2012, based on our strong corporate performance in 2011, including our achievement of corporate goals related to our 2011 non-GAAP revenue and non-GAAP operating income as a percentage of non-GAAP revenue, our named executive officers (other than Mr. Nair who was not employed by us in December of 2010 when the underlying 2011 performance-based restricted stock awards were granted to our named executive officers providing services to our Company at such time) were issued an aggregate of 136,876 shares of Common Stock, or approximately120.2% of the target performance shares that our named executive officers were eligible to receive under the 2011 performance-based restricted stock awards.

  Compensation Objectives and Pay-for-Performance Philosophy

        As a provider of on-demand transaction management platforms, we operate in an extremely competitive and rapidly changing industry. We believe that the skill, talent, judgment and dedication of our executive officers and other key employees are critical factors affecting our long-term stockholder value. Therefore, our executive compensation program has several objectives:

  •
  attract, as needed, individuals with the skills necessary for us to achieve our business plan, motivate them to a high level of performance, contribute to our long-term success and reward and retain these individuals and other key employees who continue to perform at or above our expectations;

  •
  hold our executive officers accountable for results over the long-term while maintaining integrity in all of their business dealings; and

  •
  align executive compensation with our long-term business objectives and performance.

        We seek to achieve these objectives by:

  •
  providing compensation that is competitive with the practices of other technology companies;

  •
  linking a vast majority of each executive officer's incentive compensation to our financial performance;

  •
  basing a portion of each executive officer's incentive compensation on his individual performance including the nature and scope of the executive officer's responsibility and his or her effectiveness in leading our initiatives to achieve corporate goals;

  •
  increasing the portion of an executive officer's total compensation that varies with performance and is therefore at risk with the level of his or her responsibility;

  •
  setting both short-term and long-term incentives for achieving these objectives;

  •
  providing equity incentives that motivate our executive officers and key employees to advance our interests and increase our stockholder value;

  •
  imposing equity ownership guidelines on our executive officers to help ensure our executive officers' interests are even more effectively linked to those of our stockholders;

  •
  prohibiting our executive officers from hedging their exposure of, or interest in, our stock; and

  •
  considering compliance with our corporate policies and ethical behaviors as an integral factor in performance assessments.

  Role of Compensation Committee

        Our Compensation Committee of our Board oversees our compensation program for all employees, and approves the form and amount of all employees' salary, bonus and equity-based compensation, including those of our executive officers. It also oversees the administration of our cash and equity-based incentive plans, and from time to time addresses other compensation matters. Our Compensation Committee is comprised of three non-employee members of our Board. Our Compensation Committee meetings typically have included, for all or a portion of each meeting, not only the committee members but also our Chief Executive Officer, Chief Financial Officer and General Counsel, in his capacity as Secretary of our Compensation Committee, although none participate in the determination of his own compensation or the compensation of directors. In addition, from time to time, our Compensation Committee meets in executive session. Mr. Waldis assesses the performance of our executive officers (other than himself), consults with other members of management and makes recommendations to our Compensation Committee regarding the amount and the form of the compensation of the other executive officers and key employees, including the performance goals and weighting and equity compensation awards of executive officers. Mr. Waldis often participates in our Compensation Committee's deliberations about the compensation of our named executive officers (other than himself). Our Compensation Committee typically discusses Mr. Waldis' compensation with him but always makes decisions regarding his compensation when he is not present. Our Compensation Committee generally considers input from its compensation consultant before making major decisions. Other than as set forth above, no other executive officers participate in the determination of the amount or form of the compensation of named executive officers or directors.

  Role of Compensation Consultant

        Our Compensation Committee has the authority under its charter to select and retain, and is directly responsible for the appointment, compensation and oversight of, compensation consultants or any other third party it retains to assist in the evaluation of director and officer compensation as well as any other compensation matters. In 2011, our Compensation Committee again engaged Radford as its independent compensation consultant. During 2011, Radford reviewed and advised on all principal aspects of our executive officer compensation program and performed the following services:

  •
  conducted a competitive assessment of our current executive compensation arrangements, including analyzing peer group companies' proxy statements, compensation survey data, and other publicly available data;

  •
  advised on industry trends and best practices for executive officer compensation;

  •
  provided recommendations regarding the composition of peer group companies;

  •
  reviewed and advised on executive total compensation, including base salaries, and short and long-term incentives, including equity grants; and

  •
  advised our Compensation Committee regarding all of its responsibilities as well as on new developments in areas that fall within our Compensation Committee's jurisdiction.

        As discussed further below, our Compensation Committee considers these analyses as one factor in making decisions with respect to compensation matters along with information it receives from management and its own judgment and experience. Radford generally attends regular Compensation Committee meetings and meets with our Compensation Committee and its members without management present.

 Peer Group

        As part of its process of providing competitive total compensation, our Compensation Committee, in consultation with Radford, annually compares our executive officer compensation program, including base salary, total cash compensation and equity awards, with compensation paid by a peer group of technology companies recommended by Radford and approved by our Compensation Committee. In September 2011, our Compensation Committee identified the following organizations as our peer group companies:

Aruba Networks, Inc.	Informatica Corporation	Smith Micro Software, Inc.
Brightpoint, Inc.	MicroStrategy Incorporated	SourceFire, Inc.
CommVault Systems, Inc.	NeuStar, Inc.	SuccessFactors, Inc.
Concur Technologies, Inc.	Nuance Communications, Inc.	Taleo Corporation
Comverse Technologies, Inc.	OPNET Technologies, Inc.	VeriFone Systems, Inc.
Digital River, Inc.	RightNow Technologies, Inc.

        In selecting our peer group companies, our Compensation Committee and Radford analyzed various factors such as geography, revenue, employee headcount, market capitalization, product pipeline and year-over-year growth with a focus on mobile networking companies. Based on these criteria, the following companies were removed from the peer group companies reviewed in 2010 in connection with making compensation decisions for fiscal 2011: Internap Network Services Corporation, Kenexa Corporation, Limelight Networks, Inc., LogMein, Inc., NetSuite, Inc., Neutral Tandem, Inc., Pegasystems, Inc., Silicon Graphics International Corporation, SolarWinds, Inc., Syniverse, Inc., The Ultimate Software Group, Inc. and Websense Security, Inc.; and the following companies were added in 2011: Aruba Networks, Inc., Brightpoint, Inc., Comverse Technologies, Inc., Digital River, Inc., Informatica Corporation, MicroStrategy Incorporated, Nuance Communications, Inc., Smith Micro Software, Inc., and VeriFone Systems, Inc. We believe the 2011 peer group companies represent competition for our executive talent.

        When establishing and adjusting the base salary, total cash compensation and equity awards for our executive officers, our Compensation Committee reviews the peer group data as part of its decision making process. This information helps our Compensation Committee stay current with market practices and continue to ensure that our respective executive officers' salaries, bonuses and equity holdings are at or near a level that we believe is competitive with executive officers with similar roles at our peer group companies when targeted levels of performance are achieved as determined by the annual operating plan approved by our Board. Our Compensation Committee references the peer group company data but does not target any particular percentile in reaching its determinations. This allows our Company to accomplish our Compensation Committee's goal of paying our executive officers what is necessary, but not significantly more than necessary, to achieve our corporate goals while conserving cash and equity as much as is practicable. The objective peer group company market data is utilized only as a data point and is one of the numerous factors our Compensation Committee uses to design our executive compensation program, including information it receives from management, its own judgment and experience, our Company's recent performance, our Company's short and long-term forecasted results, the contributions of our executive team, both as a group and individually, and the need to tailor each executive's compensation to retain and motivate that executive. As such, where an executive officer is uniquely important to our success, our Compensation Committee may provide a compensation package that is above one or more of the data points provided by the peer group company data.

 Elements of Compensation

        Our executive compensation program has the following principal elements: base salary, annual cash incentive bonus, and long-term incentive equity compensation. The primary purposes of our principal elements are as follows: (i) the base salary component is designed to attract executives, reward satisfactory performance and provide a minimum, fixed level of cash compensation; (ii) the annual cash incentive bonus component is tied to our overall performance and an individual executive's contribution to our broader goals for the current fiscal year; and (iii) the long-term incentive equity component is designed to retain key executives and align their ownership interests with our long-term success and increased stockholder value. A substantial portion of our executives' overall compensation is tied to performance in order to encourage superior performance in a sustained fashion. In addition, each of our named executive officers has certain contractual benefits in the event the executive's employment is involuntarily terminated under certain circumstances. The termination-related benefits are designed to keep our executives' attention focused on our business notwithstanding the possibility that their employment could be terminated at any time, including in the event our Company is acquired. In addition to these compensation elements, our named executive officers also participate in various benefit plans that are generally available to our salaried employees other than our employee stock purchase plan.

        Our Compensation Committee's current intent is to perform a strategic review of our executive officers' base salary, annual cash incentive bonus and restricted stock and option holdings annually to determine whether they provide appropriate incentives and motivation to our executive officers. Our Chief Executive Officer, as the manager of our executive team, assesses our overall performance and each executive's achievements over the year against their individual goals, and makes a recommendation to our Compensation Committee with respect to any merit increase in salary, cash incentive bonus and long-term incentive equity compensation (through stock option and restricted stock grants) for each member of our executive team, other than himself. Our Compensation Committee meets to evaluate, discuss and modify or approve these recommendations, and to conduct a similar evaluation of our Chief Executive Officer's contributions to corporate goals and achievement of his individual goals. Along with the information and recommendations provided by our Chief Executive Officer, when making compensation decisions, our Compensation Committee considers other factors, as discussed herein, the committees' own experience and judgment, our performance and outlook, and the peer group company data for similarly situated executives.

        We view all of the components of our executive compensation as related but distinct. Although our Compensation Committee does review total compensation, we do not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. We determine the appropriate level for each compensation component based in part, but not exclusively, on our view of internal equity and consistency, and other factors we deem relevant, such as the executive's contribution to our overall success. We believe that, as is common with our peer group companies, equity awards are equal in importance to base salary and annual cash incentive bonus compensation to our named executive officers.

        In 2011, our Compensation Committee restructured Mr. Putnam's compensation to better align his compensation structure with those of our other executive officers with the intent to keep his overall compensation in line with the amounts he had received in prior years. Specifically, in 2011, Mr. Putnam was eligible for an annual cash incentive bonus based on our Company's revenues, his individual performance and his sales team's performance rather than commissions solely based on revenues generated by his team which he received in prior years. To keep Mr. Putnam's total compensation consistent with prior years, with input from its compensation consultant which provided information on similarly situated employees at our peer group companies, and due in part to the strong performance of Mr. Putnam and his sales team in 2010 in growing our revenues by almost 29% and adding several key companies as our customers, our Compensation Committee increased Mr. Putnam's base salary to $320,000 and set his target incentive compensation bonus at 90% of his salary for 2011.

        Base Salary.    We fix the base salary of each of our executives at a level we believe enables us to retain and hire individuals in the competitive environment in which our business exists. In general, the base salary of our executives is determined by evaluating each executive's responsibilities, experience, length of services with our Company, individual performance during the prior year and respective impact on our financial and operational results. We believe that base salaries should compensate the executives for the performance of their day-to-day responsibilities. We also take into account the base salaries paid by our peer group companies with which we believe we compete for executive talent. Our Compensation Committee typically reviews executive salaries annually and makes salary adjustments based on, among other factors described herein, changes in the executive's responsibility and performance, our overall financial and operational results, our budget for salary increases, and the current competitive marketplace and economy. The budget is designed to allow salary increases to retain and motivate successful performers while maintaining affordability with our budget and business plan.

        In setting 2011 compensation for our executive officers, our Compensation Committee, in consultation with Radford, reviewed the base salaries of our executive officers, the base salary and total compensation paid to similarly situated executive officers at our peer group companies, our performance in 2010 and business outlook for 2011, each executive officers contributions to our Company and the recommendations provided by Mr. Waldis (other than with respect to his own salary).

        Based in part on our strong performance in 2010, and Mr. Waldis' extensive involvement and contribution in all areas of our operations our Compensation Committee increased Mr. Waldis' bases salary by 5% to $525,000. The 5% increase was slightly higher than a standard cost of living adjustment, but was consistent with the base salary increase he received in 2010. Although our Compensation Committee was not targeting a particular percentile, it observed that this increased salary would put Mr. Waldis' base salary at or near the 50th percentile of salaries of chief executive officers at our peer group companies.

        With respect to Mr. Garcia, due to our strong financial performance in 2010 with respect to both revenues and operating income, together with Mr. Garcia's involvement in the acquisition and seamless integration of the operations of FusionOne, Inc. during 2010, our Compensation Committee increased Mr. Garcia's base salary by 12% to $362,000. Our Compensation Committee similarly increased Mr. Irving's base salary by 10% to $324,500 as a result of his strong individual performance and contributions in 2010 where he was also instrumental in managing our financial operations, leading to our increased operating income, and the efficient integration of FusionOne, Inc.'s financial operations. Although our Compensation Committee was not targeting to a particular percentage, it observed that these increases moved the base salaries of Messrs. Garcia and Irving closer to the 50th percentile of the Chief Operating Officer and Chief Financial Officer, respectively, of our peer group companies. As explained above, in 2011 our Compensation Committee restructured Mr. Putnam's compensation package, including increasing his base salary to $320,000. Upon our acquisition of Sapience Knowledge Systems, Mr. Nair, the former President of Sapience, was hired by our Company and we agreed to continue his then effective base salary of $260,000. Upon being promoted to Executive Vice President of Product Management and Chief Strategy Officer in September 2011, our Compensation Committee increased Mr. Nair's base salary from $260,000 to $320,000 to make his base salary commensurate with those of the other executive officers of our Company and those of similarly situated employees at our peer group companies, based in part on information provided by its compensation consultant.

        Annual Cash Incentive Bonus.    At the beginning of each year, including 2011, our Compensation Committee adopts an annual executive officer performance incentive cash compensation bonus plan. The purpose of this plan is to motivate our executive officers to achieve our revenue, operating income and key strategic and operating goals that we expect to increase long-term stockholder value, as well as for their individual achievements. The performance metrics against which the executive officers are measured include both corporate and individual goals. Following completion of the applicable fiscal year, our Compensation Committee measures our performance against our specific performance goals established at the beginning of the fiscal year in determining the amount of each executive officer's cash incentive bonus.

        We have designed the bonuses for each executive officer to focus that executive officer on achieving key operational and/or financial objectives within a yearly time horizon. Whether a named executive officer receives a bonus under these arrangements, and the amount of that bonus, depends primarily on our performance relative to company-wide financial objectives. Our Board believes that company-wide incentives foster teamwork among senior management and throughout our Company, and that consistently achieving better-than-expected financial results increases stockholder value and should be reflected in enhanced executive compensation. Under the company-wide annual cash incentive bonus plan, if we achieve results that are below certain threshold levels, our executive officers receive no cash incentive bonus, while results that are above certain threshold levels result in larger cash bonuses. As discussed below, the mix of the different types of performance goals and the weights assigned to each of such goals varies among the executive officers based on each individual's role and responsibility within our Company.

        Target Incentive Bonus Percentage Amounts.    The target levels of annual cash incentive bonuses for our executives were initially established as part of their respective employment agreements. However, each year, including in late 2010, when making compensation decisions for the coming year, our Compensation Committee, in consultation with Radford, reviews the annual target bonus percentage for each such named executive officer to determine whether it should be adjusted. In connection with its review of our named executive officer's 2011 total compensation, our Compensation Committee reviewed each named executive officer's contribution to the Company during 2010, the cash incentive bonus amounts and total compensation paid to similarly situated executive officers at our peer group companies during 2010, our Company's 2010 performance and 2011 outlook, and the expected contributions of such named executive officer towards our 2011 strategic goals. As a result of this review, based on the Company's strong performance on both a financial and operational basis in 2010 and the other reasons set forth above, our Compensation Committee increased each of Mr. Waldis', Mr. Garcia's and Mr. Irving's target bonus percentage amount from 75%, 50% and 50% in 2010 to 100%, 75% and 60%, respectively, for 2011. In connection with its analysis of Mr. Waldis' target bonus percentage, our Compensation Committee noted Mr. Waldis' performance and contributions in leading us through a strong 2010 and our forecast for 2011. Based on his past and expected future contributions and accomplishments, our Compensation Committee increased the 2011 target incentive percentage bonus for Mr. Waldis to 100% of his base salary. Our Compensation Committee observed that this target percentage was above the 50th percentile for chief executive officers at our peer group companies. Our Compensation Committee observed that for Messrs. Garcia and Irving, the increases in their target bonus percentage amounts kept their target bonus percentage amount between the 50th and 75th percentile of similarly situated executive officers at our peer group companies. Our Compensation Committee concluded that it was an appropriate range for Messrs. Garcia's and Irving's target incentive bonus percentage due to our strong performance in 2010 and the successful integration of FusionOne's operations into our Company. Our Compensation Committee felt it appropriate to increase the variable component of our named executive officers' cash compensation in order to make a greater proportion of cash contingent upon performance against key company goals. As discussed above, our Compensation Committee restructured Mr. Putnam's compensation due to its intent to more align his compensation with those of our other named executive officers and set his target bonus percentage at 90% of his base salary. Prior to our acquisition of Sapience, Mr. Nair's cash incentive bonus as President of Sapience was 40% of his base salary. Upon our acquisition, our Compensation Committee kept his bonus at 40% until September 2011 when he was promoted to Executive Vice President of Product Management and Chief Strategy Officer. Upon his promotion, our Compensation Committee, in consultation with its compensation consultant, increased his cash incentive bonus to 60%, to keep Mr. Nair's compensation commensurable with other of our named executive officers and similarly situated employees at our peer group companies.

        Each of Messrs. Garcia, Irving, Putnam and Waldis may earn in excess of his annual target bonus in the event that corporate and individual objectives (and in the case of Mr. Putnam only individual objectives) set by our Compensation Committee are exceeded. Under our incentive compensation plan, each executive officer (other than Mr. Nair) in 2011 could have earned up to 175% of his target incentive bonus. Thus, in 2011, the maximum amount each of Messrs. Waldis, Garcia, Irving and Putnam could have received was 175%, 131.25%, 105% and 157.5% of their respective base salary. Since Mr. Nair's cash incentive bonus was under his Sapience compensation plan and was guaranteed and not based on any goals, the maximum amount Mr. Nair could have received in 2011 was 60% of his base salary on a pro rata basis based on his tenure with our Company.

        2011 Annual Cash Incentive Bonus Compensation.    The 2011 annual cash incentive bonus compensation for our named executive officers (other than Messrs. Putnam and Nair) was determined and paid out based upon the following criteria: 10% based upon our Compensation Committee's subjective assessment of the named executive officer's individual performance and the progress of the named executive officer towards our strategic objectives based in part on Mr. Waldis' recommendation and assessment of each executive officer's performance in 2011 (other than himself), and the remainder based upon achievement of our 2011 corporate goals. As discussed above, Mr. Putnam's 2011 annual cash incentive bonus was based upon our Compensation Committee's subjective assessment of the performance of Mr. Putnam and his sales team in 2011 based on Mr. Waldis' recommendation and assessment.

        2011 Corporate Goals.    In February 2011, our Compensation Committee established our 2011 non-GAAP revenue and non-GAAP operating income as a percentage of non-GAAP revenue as the performance targets applicable under the corporate objectives of our annual cash incentive bonus compensation plan for 2011. The non-GAAP revenue and non-GAAP operating income as a percentage of non-GAAP revenue targets were based on our 2011 internal annual operating plan, which was developed by management and presented by Mr. Waldis, as Chairman, Chief Executive Officer and President, and Mr. Irving, as Chief Financial Officer, to our Board for its review and approval. The target performance levels under the annual cash incentive compensation plan are aligned with our annual operating plan to motivate our executive officers to achieve those performance goals in a manner that we believe will increase our stockholder value. As we expect to achieve our annual operating plan when it is set, we have similar expectations regarding the achievement of the goals under the annual cash incentive bonus plan. Each of the components was separately weighted at the "minimum," "threshold," and "maximum" levels. At the lower "minimum" level, our Compensation Committee felt that the focus should be on minimizing operating expenses if our Non-GAAP revenues were low and therefore weighted 70% of the annual cash incentive bonus on the non-GAAP operating income as a percentage of non-GAAP revenue component and 30% on the Non-GAAP revenue component. Conversely, at the "maximum" threshold, if our non-GAAP revenues were high this was beneficial to our stockholders and therefore weighted 70% of the annual cash incentive bonus for our executives on the non-GAAP revenue component and 30% on the non-GAAP operating income as a percentage of non-GAAP revenue component. In addition, to achieve the higher non-GAAP revenues, our Compensation Committee thought it was appropriate to increase our investments and therefore at the "maximum" threshold, it lowered the Non-GAAP operating income as a percentage of non-GAAP revenue. When our Compensation Committee established the targets, it expected that based on our operating plan that the performance goal would be satisfied at target.

        We use non-GAAP revenue and operating income as a percentage of non-GAAP revenue internally in analyzing our financial results and believe it is useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing our Company's financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors. In calculating non-GAAP revenue and non-GAAP operating income as a percentage of non-GAAP revenue we add back the fair value stock-based compensation expense, acquisition-related costs, restructuring charges, changes in the contingent consideration obligation, deferred compensation expense related to earn outs and amortization of intangibles associated with acquisitions.

        The elements of the corporate objectives of the cash incentive compensation plan and amount achieved are set forth below:

Performance Goal	Threshold (weighting) 25% payout		Target (weighting) 100% payout		Maximum (weighting) 175% payout		Achievement/ Plan Payout
Non-GAAP Revenue	205,000,000	(30)%	220,000,000	(50)%	235,000,000	(70)%	230,471,000	(63.96)%
Non-GAAP Operating Income (as a percentage of Non-GAAP Revenue)	22.5%	(70)%	22.5%	(50)%	20%	(30)%	22.88%	(36.04)%

        In fiscal 2011, our full year non-GAAP revenue was $230,471,000 and our Non-GAAP operating income as a percentage of non-GAAP revenue was 22.88%. Thus, as a result of our actual 2011 non-GAAP revenue being slightly above our target non-GAAP revenue for 2011 and our 2011 non-GAAP operating income as a percentage of non-GAAP revenue being in line with the target non-GAAP operating income as a percentage of non-GAAP revenue, our executive officers received approximately 120% of the target payout with respect to the corporate goal portion of their respective 2011 incentive cash bonus, as outlined in the table above.

        2011 Individual Goals.    In 2011, despite a continuation of the struggling global economic environment, our non-GAAP revenues grew by approximately 38%, compared to 2010, and our non-GAAP earnings per share increased approximately 40% to $0.98 from $0.70 in 2010. In addition, we acquired Sapience Knowledge Systems, Inc., Strumsoft, Inc. and Miyowa SA, added several key customers, expanded our business at Verizon Wireless, and successfully continued our international expansion with several key engagements at Vodafone. Due to these strong results, in early 2012, our Compensation Committee met to discuss the individual performance and contributions of our named executive officers and, with input from Mr. Waldis (other than his own bonus), awarded each of Messrs. Waldis, Garcia and Irving 125% of their respective target cash incentive bonus allocated to 2011 individual goals based on our Company's strong performance in 2011. With respect to Mr. Putnam, our Compensation Committee awarded him 104% of his target cash incentive bonus due to the strong revenue growth of our Company in 2011, his team's involvement in adding several key new customers and increasing our international business at Vodafone. As to Mr. Nair, although his compensation plan did not include an individual performance component, our Compensation Committee awarded Mr. Nair $9,500 due to his involvement in the successful integration of Sapience Knowledge Systems, Inc. and his positive influence at our Company in his promoted position of Executive Vice President of Product Management and Chief Strategy Officer.

        In connection with the award of the portion of the 2011 annual cash incentive bonus allocated to individual performance, in addition to the factors mentioned above, our Compensation Committee specifically noted that:

  •
  Mr. Waldis was instrumental in our increased expansion of our business at Verizon Wireless and our acquisition of Sapience Knowledge Systems, Inc. and Miyowa SA.

  •
  Mr. Garcia was instrumental in successfully delivering programs to our customers on time and on a cost effective basis and also increasing our business at Verizon Wireless.

  •
  Mr. Irving led our effort to exceed our business plan by controlling expenses, strengthening business processes and financial accountability, and improving our operational effectiveness.

        As a result, each of Messrs. Waldis, Irving, Garcia, Putnam and Nair was awarded the following amounts under their respective 2011 cash incentive bonus plan:

Executive	Salary	Target Bonus Percentage of Base Salary	Corporate	% of Target	Discretionary	% of Target	Total
Stephen G. Waldis	$525,000	100%	$758,438	160.52%	$65,625	125%	$824,063
Lawrence R. Irving	$324,500	60%	$260,437	160.52%	$40,563	125%	$301,000
Robert Garcia	$362,000	75%	$377,694	160.52%	$45,250	125%	$422,944
Christopher Putnam	$320,000	90%	$—	—	$300,800	104%	$300,800
Biju Nair	$224,930	60%	$100,000	100%	$9,500	—	$109,500

        Long-Term Incentive Equity Compensation.    We believe that equity awards align the interests of our executives with those of our stockholders. We grant equity awards to help achieve our strategic objectives by motivating our executives to achieve our financial goals, promoting retention through the use of multi-year vesting schedules and aligning the interest of our executives with our stockholders because the value of the equity awards to the recipient increases only with the appreciation of the price of our Common Stock. The authority to make equity grants to executive officers rests with our Compensation Committee, although our Compensation Committee does consider the recommendations of our Chief Executive Officer, as well as survey data provided by Radford. Generally, the size of each grant is set at a level that our Compensation Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual's position with our Company, the executive officer's potential for future responsibility and promotion, and the executive officer's performance in the recent period. Since our initial public offering, all awards of options to purchase shares of our Common Stock have been granted with an exercise price equal to the closing sales price of a share of our Common Stock, as reported on Nasdaq on the date of grant.

        Generally, we have granted a stock option and/or awarded restricted stock to our executive officers in order to align his or her interests with those of our stockholders at the first regularly scheduled meeting of our Compensation Committee after the officer commenced employment. Historically, our Compensation Committee determined the size of the grant based in part on its review of peer group company data, the market price of our Common Stock at such time, and the equity holdings of the other members of our executive team. Each year, our Compensation Committee considers annual replenishment equity awards of stock options and restricted stock for our executive officers based on among other factors recommendations from our Chief Executive Officer, our Compensation Committee's own judgment and experience, recommendations from its compensation consultant, peer group company data, our Company's recent and expected performance and the amount of equity then held by such executive officer. These equity awards are generally granted effective on the first Tuesday of December each year. We believe that the resulting overlapping vesting schedule from awards made in prior years, together with the number of shares of Common Stock subject to each award, helps ensure a meaningful incentive to remain in our employ and to enhance stockholder value over time.

        Beginning in December 2009, based in part on a recommendation by Radford, our Compensation Committee began awarding performance-based restricted stock awards in addition to stock options as part of the annual replenishment awards to our executive officers. Our decision to use performance-based restricted shares of our Common Stock to satisfy a portion of our annual equity replenishment equity awards was based on a desire to demonstrate our commitment to pay for performance, reduce short-term dilution and stock plan share usage, while simultaneously maintaining competitive rewards to retain employee talent. The size of each annual grant is set at a level that our Compensation Committee deems appropriate based on its judgment to create a meaningful opportunity to realize value from equity based upon an executive officer's position with our Company, his or her potential for future responsibility and promotion and performance in the fiscal year, and our Company's performance in such fiscal year. The actual number of performance-based restricted shares each executive officer will receive in a given year is based on our financial performance during the fiscal year. Although its value may increase or decrease with changes in the stock price during the period before vesting, performance-based restricted shares will have value in the long term, thus encouraging retention, while the entire compensation value of a stock option depends on future stock price appreciation. Accordingly, we believe performance-based restricted shares can deliver significantly greater share-for-share compensation value at grant than stock options and we can offer comparable compensation value with potentially less dilution for our stockholders.

        Each performance-based restricted share award is issued in December prior to the beginning of a new fiscal year with a target number of shares of Common Stock to be issued following the completion of such new fiscal year based on the achievement of performance criteria set by our Compensation Committee at the time of the award. The actual number of restricted shares of Common Stock to be issued following the completion of the fiscal year can be greater or less than the target number depending on our Company's results under the applicable performance criteria. In addition, if our Company's results are below certain performance criteria, no shares of Common Stock will be issued. The year in which the actual performance criteria and targets is set by our Compensation Committee is considered the year in which the award is granted. We refer to the year which the performance criteria is based upon as the name of the performance-based restricted shares. For example, for a performance-based restricted share award granted in 2010 which relates to our Company's performance in 2011 and for which the actual number of shares to be issued thereunder will not be determined by our Compensation Committee until early 2012, as a "2011 performance-based restricted share award."

        In December 2010, our Compensation Committee approved a 2011 performance-based restricted share award to each of our named executive officers (other than Mr. Nair who was not employed by our Company at such time). The actual number of performance-based restricted shares of Common Stock that could be issued pursuant to the 2011 performance-based restricted share awards, which could range from zero to one and one-half times the initial target amount, was dependent upon the achievement of the same non-GAAP revenue and non-GAAP operating income as a percentage of non-GAAP revenue targets applicable to the 2011 annual incentive bonus compensation discussed above in "—2011 Annual Cash Incentive Bonus Compensation." The restricted shares of Common Stock underlying the performance-based restricted share awards, if any, were to be issued based on our Company's performance against the target objectives determined by our Compensation Committee following the completion of fiscal 2011. One-third of the shares of Common Stock underlying the 2011 performance-based restricted share awards vest on the date such shares were issued, and an additional one-third would vest on each of December 31, 2012 and December 31, 2013 provided such named executive officer is continuously employed by our Company. Based on our actual 2011 non-GAAP revenue and non-GAAP operating income as a percentage of our non-GAAP revenue, the actual number of restricted shares of Common Stock issued pursuant to the performance-based restricted share awards to our named executive officers in February 2012 are set forth below:

Name	Target Number of Performance Shares	Performance Shares Earned
Stephen G. Waldis	45,100	54,198
Lawrence R. Irving	25,800	31,004
Robert Garcia	25,800	31,004
Christopher Putnam	17,200	20,670

        In December 2011, our Compensation Committee again retained Radford to provide input on the annual replenishment equity grants for our executive officers, including an analysis of equity grants provided to executive officers in the same positions at our peer group companies. Our Compensation Committee together with our Chief Executive Officer considered input from Radford's analysis, together with our strong financial performance in 2011 and evaluation of each executive officer's individual performance (using the same criteria discussed above under "2011 Annual Incentive Bonus Compensation—2011 Individual Goals") and contribution to our strategic goals. Following this review, our Compensation Committee decided to grant our named executive officers equity awards to provide incentive for our executive officers to achieve our 2012 business targets. The equity awards were granted in the form of stock options and 2012 performance-based restricted share awards as set forth below:

Name	Number of Stock Options	Target Number of Restricted Shares of Common Stock Underlying 2012 Performance-Based Shares
Stephen G. Waldis	160,000	42,000
Lawrence R. Irving	53,000	22,000
Robert Garcia	60,000	23,000
Christopher Putnam	29,750	18,000
Biju Nair	15,000	7,000

        Each of the nonqualified stock options had an exercise price of $30.50, the closing sales price of our Common Stock on the grant date, and becomes exercisable with respect to the first 25% of the shares subject to the option upon completion of 12 months of continuous service after the grant date, and with respect to an additional 1/48 of the shares subject to the option upon completion of each month of continuous service thereafter. The actual number of restricted shares of Common Stock to be issued pursuant to the 2012 performance-based restricted shares, if any, to each named executive officer shall be determined by our Compensation Committee on or about February 1, 2013 based on our 2012 non-GAAP revenue and non-GAAP operating income as a percentage of our 2012 non-GAAP revenue and our stock performance for the five year period ending December 31, 2012 compared to the stock performance of our peer group companies during the same time period. The restricted shares of Common Stock issued pursuant to the 2012 performance-based restricted shares vest with respect to one-third of the shares on the date such shares are issued in 2013 and one-third of the shares on each of December 31, 2013 and December 31, 2014, provided such executive officer has been continually employed by our Company on such dates.

        The value of the performance-based restrict shares subject to our 2011 grants to the named executive officers is reflected in Footnote * to the "Summary Compensation Table" and to the "Grants of Plan-Based Awards" tables below.

        Chief Executive Officer Compensation.    As our Chairman, Chief Executive Officer and President, Mr. Waldis' 2011 compensation consisted of base salary, cash incentive bonus and a stock option and performance-based restricted share grant. Based on our Company's strong performance in 2010 and

Mr. Waldis' leadership with respect to our Company's performance, together with our Compensation Committee's analysis of the base salaries of chief executive officers at our peer group companies, its consultation with Radford, its compensation consultant, and its view of our continued positive business outlook for 2011, and Mr. Waldis' contribution to the achievement of our various strategic goals, our Compensation Committee increased his base salary to $525,000, which was below the 50th percentile of the base salary of the chief executive officers of our peer group companies. The amount of his annual cash incentive bonus for 2011 is described above and for the above referenced reasons, his target cash incentive percentage bonus was increased from 75% to 100% of his base salary, which is equal to the 50th percentile of the cash incentive bonus of the chief executive officers of our peer group companies. In 2011, Mr. Waldis was awarded a stock option and performance-based restricted share grant under our long-term incentive compensation plan at the same time and in accordance with the same methods used for other executives, as described above. The actual value of awards paid to Mr. Waldis in 2011 is shown in the "Summary Compensation Table" below.

        As our Chairman of the Board, Chief Executive Officer and President, Mr. Waldis' responsibilities are much greater than those of the other named executive officers, as he is informed and involved, in a detailed manner with each department's progress toward our shared Company goals. In our industry, the Chief Executive Officer must be deeply aware of a company's strengths and obstacles, and have sharp strategic vision for the company's future while maintaining our ability to adapt to changed circumstances and prospects quickly and thoughtfully. We believe Mr. Waldis displays these skills. The successful progress of our research and development programs and success of our customer engagements brings value to our financial performance and our stockholders, and we believe Mr. Waldis' direction in the decisions and actions that drive this progress merit the compensation that he receives.

        Post-Termination Protection.    We have agreed to change in control severance arrangements with our executive officers, each of which is described under the heading "Severance and Change in Control Arrangements." Our Compensation Committee believes the change in control severance arrangements are important to protect our executive officers in the event of any involuntary termination associated with a change in control and that the amounts are comparable with similar arrangements adopted by our peer group companies. Our Compensation Committee believes these agreements enhance our ability to retain the services of our executive officers and appropriately balance our interests, and the interests of our executive officers and stockholders. Within this change in control severance arrangement, our Compensation Committee sought uniformity of results among our executive officers based on their positions with our Company. In addition, our Compensation Committee believes that the events triggering payment, both a change in control and an involuntary termination, and then only when there is no misconduct by the executive officer, are fair hurdles for the ensuing rewards. Each of our executive officers would receive severance under his respective employment agreement if he is terminated without "cause" as defined in his employment agreement. The severance program is provided as a temporary source of income in the event of an executive officer's involuntary termination of employment. As described below, each named executive officer entered into a new three-year employment agreement through December 2014 but no changes to the severance agreements were made in the new employment agreements except that our Company has agreed to pay certain COBRA payments on behalf of each named executive officer under certain circumstances.

        Other Benefits.    Our executives are eligible to participate in all of our employee benefit plans (other than our employee stock purchase plan), such as medical, dental, vision, group life and disability insurance and our 401(k) plan, in each case on the same basis as our other employees. We lease an automobile (and pay applicable insurance and gas) for Messrs. Waldis and Irving to be used primarily for business purposes. We also provide Mr. Garcia with a car allowance for an automobile to be used primarily for business purposes. There were no other special benefits or perquisites provided to any executive officer in 2011.

        Summary.    We believe that our compensation philosophy and programs are designed to foster a performance-oriented culture that aligns employees' interests with those of our stockholders. We believe that the compensation of our named executive officers is both appropriate for and responsive to the goal of improving stockholder value.

  Executive Officer Stock Ownership Guidelines.

        We have established stock ownership guidelines for our executive officers. The purpose of these guidelines is to place limitations on the number of shares of our Common Stock that an executive officer may sell in any given year, based on established target share ownership levels. By limiting the number of shares an executive officer is able to sell, these guidelines are intended to increase executive officers' equity stake in our Company in an effort to align their interests more closely with those of our stockholders. Under our trading policy, we prohibit all hedging or "short sales" involving our securities by our employees, including our executive officers. From time to time, we review these guidelines based on market conditions, ownership guidelines at our peer group companies and other considerations to determine whether they should be revised and, as a result, in February 2011, we revised our executive officer stock ownership guidelines. Effective as of such date, each executive officer who is subject to Section 16 of the Securities Exchange Act of 1934, as amended, or directly reports to our Chief Executive Officer is required to own, as of the later of February 2, 2016 or five years from the date such individual begins reporting to our Chief Executive Officer or becomes a Section 16 officer, must own a number of vested shares of our Common Stock having a value equal to (a) three times the annual base salary for our Chief Executive Officer and (b) one and one-half times the annual base salary for other executive officers. In the event an executive officer is not compliant at the end of such five year period, any future equity grants to such executive officer would be reduced by 20% until he is compliant. In 2011, each of our named executive officers met these guidelines.

        Tax Deductibility of Pay.    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), places a limit of $1,000,000 on the amount of compensation that our Company may deduct in any one year with respect to our chief executive officer and our three other most highly paid named executive officers (other than our chief financial officer). There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. To qualify for an exemption from the $1,000,000 limitation, the stockholders were asked to approve a limit under the incentive plan on the maximum number of shares for which a participant may be granted stock options in any calendar year. Because the stock incentive plan and option grants under the incentive plan comply with the applicable requirements for this exemption, any compensation deemed paid to a named executive officer when he or she exercises an option with an exercise price that is at least equal to the fair market value of the option shares on the grant date should qualify as performance-based compensation and should not be subject to the $1,000,000 deduction limitation. Restricted stock awards that are subject to time-based vesting are generally not considered performance-based under Section 162(m) of the Code and, as such, may not be fully deductible by us. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, our Compensation Committee has not adopted a policy requiring all compensation to be deductible. Although some amounts recorded as compensation by us to certain executives may be limited by Section 162(m) of the Code, that limitation does not result in the current payment of increased federal income taxes by our Company due to our significant net operating loss carry forwards. Our Compensation Committee may approve compensation or changes to plans, programs or awards that may cause the compensation or awards not to comply with Section 162(m) of the Code if it determines that such action is appropriate and in our best interests.

        Accounting Matters.    We account for equity compensation paid to our employees under the rules of FASB ASC Topic No. 718, which requires us to estimate and record an expense over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is incurred. We structure cash bonus compensation so that it is taxable to our employees at the time it becomes available to them.

Employee Compensation Risk

        In 2011 our Compensation Committee reviewed our compensation policies and practices for all employees, including executive officers, and determined that our compensation programs (i.e., stock ownership guidelines, use of multiple metrics for annual incentive cash bonus and long-term incentive equity compensation including the issuance of performance shares), which are designed to align our executives' compensation with our long-term business objectives and performance and discourage the taking of unnecessary risks, are not likely to have a material adverse effect on our Company. In keeping with our results-driven culture, our Compensation Committee expects our executives to deliver superior performance in a sustained fashion. As a result, a substantial portion of our executives' overall compensation is tied to our Company's performance. Our Compensation Committee links our executives' compensation to attainment of our annual goals that will help drive our Company to achieve high revenue growth and profitability because it believes that solid performance in these areas will lead to long-term stockholder value.

Stockholder Advisory Vote on Executive Compensation

        At our 2011 annual meeting of stockholders, approximately 98.7% of the shares voted were in favor of the compensation of our named executive officers as disclosed in the proxy statement for the 2011 annual meeting of stockholders, including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table and other related tables and disclosures. Our Compensation Committee believes that the vote results confirm its view that our compensation programs are appropriate on an absolute and relative basis. Our Compensation Committee will consider the outcome of the stockholder advisory vote on executive compensation each year as it makes future compensation decisions.

        In addition, approximately 94.5% of the shares of our Common Stock voted were in favor of holding the advisory vote on executive compensation on an annual basis, as was recommended by our Board of Directors. Our Board subsequently determined that it would follow the stockholders' recommendation and hold the advisory vote on executive compensation at each annual meeting of stockholders.

Compensation Committee Report(1)

        The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement submitted by the following members of the Compensation Committee:

William J. Cadogan, Chairman Charles E. Hoffman Thomas J. Hopkins

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of Synchronoss Technologies, Inc. under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

 Summary Compensation Table

        The following table sets forth all of the compensation awarded to, earned by, or paid to our "principal executive officer," "principal financial officer" and the three other highest paid executive officers (our "named executive officers") for 2011:

Name and Principal Position(a)	Year	Salary ($)(1)(b)	Bonus ($)(c)	Stock Awards ($)(2)(d)		Option Awards ($)(3)(e)	Non-Equity Incentive Plan Compensation(4) (f)	All Other Compensation ($)(g)		Total ($)(h)
Stephen G. Waldis	2011	525,000	65,625	1,322,332	(5)	2,685,016	758,438	35,697	(9)	5,392,108
Chairman of the Board of Directors and Chief	2010	500,000	37,500	0	*	1,210,440	348,533	20,364	(9)	2,116,837
Executive Officer	2009	475,000	55,575	472,680		1,074,820	192,803	16,219	(9)	2,287,097
Lawrence R. Irving	2011	324,500	40,563	756,456	(6)	889,412	260,437	18,371	(10)	2,289,739
Chief Financial Officer and	2010	295,000	22,125	0	*	691,680	126,544	19,674	(10)	1,155,023
Treasurer	2009	280,000	25,200	161,348		404,435	87,444	25,908	(10)	984,335
Robert Garcia	2011	362,000	45,250	756,456	(7)	1,006,881	377,694	16,950	(11)	2,565,231
President and Chief Operating	2010	323,000	24,225	0	*	691,680	138,555	16,950	(11)	1,194,410
Officer	2009	300,000	27,000	286,335		709,322	93,660	17,850	(11)	1,434,197
Christopher Putnam	2011	320,000	300,800	504,304	(8)	499,245	—	7,350	(12)	1,631,699
Executive Vice President of Sales	2010	230,000	—	0	*	464,002	538,500	7,350	(12)	1,239,852
	2009	180,000	—	161,348		404,435	587,424	8,250	(12)	1,341,457
Biju Nair	2011	224,930	10,000	1,596,624		251,720	99,500	6,450	(12)	2,189,224
Executive Vice President and Chief Strategy Officer

*
As described in the Compensation Discussion & Analysis, beginning with the grants of the 2010 performance-based restricted share awards in December 2009, our Company has used performance-based restricted share awards as an important feature of its executive officer compensation program. Our named executive officers received performance-based restricted share awards pursuant to which shares of our restricted Common Stock would be issued based upon each of our 2010, 2011 and 2012 financial performance. The disclosure in the Summary Compensation Tables of this proxy statement and the proxy statement we filed in 2011 may, however, suggest that our named executive officers did not receive an award in 2010. Because the performance metrics for the 2010 performance-based restricted share awards were established in December 2009, the 2010 performance-based restricted share awards were considered granted in fiscal year 2009 and we reflected their grant date fair value in the Summary Compensation Table that appeared in our proxy statement filed in 2010. However, the performance metrics for the 2011 performance-based restricted share awards were established in February 2011, and therefore they are considered granted in fiscal year 2011 and reflected in the above Summary Compensation Table as 2011 compensation. As such, the "missed year" in the 2010 line is due to the fact that the performance metrics for the 2010 and 2011 performance-based restricted share awards were established in 2009 and 2011, respectively.

(1)
The salary amount represents the salary earned from January 1 through December 31 of the applicable year except that Mr. Nair's salary represents the salary earned from March 16, 2011 (date of our acquisition of Sapience Knowledge Systems, Inc.) through December 31, 2011. See discussion above under "Compensation, Discussion & Analysis—Base Salary."

(2)
The amounts in this column reflect the grant date fair value, computed in accordance with FASB ASC Topic No. 718, of the target number of performance share awards granted to our executive officers. See Footnote 2 to the Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 for a discussion of our assumptions in estimating the fair value of our performance-based restricted share awards. Our executive officers will not realize the estimated value of these awards until these awards are vested and sold.

(3)
The amounts in this column reflect the grant date fair value, computed in accordance with FASB ASC Topic No. 718, of option awards granted to our executive officers. See Footnote 2 to the Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 for a discussion of our assumptions in estimating the fair value of our stock option awards. Our executive officers will not realize the estimated value of these awards until these awards are vested and exercised or sold.

(4)
The amounts under this column include amounts paid under the Company's annual incentive bonus compensation plan described under "Compensation Discussion & Analysis."

(5)
The grant date fair market value of the performance-based restricted share award assuming the highest level of performance conditions was achieved was $1,652,915.

(6)
The grant date fair market value of the performance-based restricted share award assuming the highest level of performance conditions was achieved was $945,570.

(7)
The grant date fair market value of the performance-based restricted share award assuming the highest level of performance conditions was achieved was $945,570.

(8)
The grant date fair market value of the performance-based restricted share award assuming the highest level of performance conditions was achieved was $630,380.

(9)
Reflects amounts paid to Mr. Waldis for leasing an automobile, including insurance premiums, and 401(k) matching contribution. Includes $28,346 paid by our Company for the provision of a car for Mr. Waldis in 2011.

(10)
Reflects amounts paid to Mr. Irving for leasing an automobile, including insurance premiums, and 401(k) matching contribution.

(11)
Reflects amounts paid to Mr. Garcia for a car allowance (including insurance) and 401(k) matching contributions.

(12)
Represents 401(k) matching contributions.

Grants of Plan Based Awards

        The following table sets forth each equity award granted to our named executive officers during the year ended December 31, 2011. The FASB ASC Topic No. 718 value of these awards is also reflected in columns (d) and (e) of the Summary Compensation Table above.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Performance Stock Awards: Number of Shares of Stock or Units			All Other Stock Awards: Number of Shares of Stock or Units (#)(i)	All Other Option Awards: Number of Securities Underlying Options (#)(j)		Grant Date Fair Value of Stock and Option Awards ($)(2)(l)
										Exercise or Base Price of Option Awards ($/Sh)(k)
Name(a)	Grant Date(b)	Threshold ($)(c)	Target ($)(d)	Maximum ($)(e)	Threshold (#)(f)	Target (#)(g)	Maximum (#)(h)
Stephen G. Waldis		0	525,000	918,750
	2/2/2011				33,825	45,100	56,375				1,322,332
	12/6/2011								160,000	30.50	2,685,016
Lawrence R. Irving		0	271,500	918,750
	2/2/2011				19,350	25,800	32,250				756,456
	12/6/2011								53,000	30.50	889,412
Robert Garcia		0	194,700	340,725
	2/2/2011				19,350	25,800	32,250				756,456
	12/6/2011								60,000	30.50	1,006,881
Christopher Putnam		0	63,600	110,880
	2/2/2011				12,900	17,200	21,500				504,304
	12/6/2011								29,750	30.50	499,245
Biju Nair		0	288,000	340,725	—	—	—
	3/16/2011							18,510			591,024
	9/21/2011							40,000			1,005,600
	12/6/2011								15,000	30.50	251,720

(1)
Each of the named executive officers was granted a non-equity incentive plan award pursuant to our 2011 annual incentive bonus compensation plan and their respective employment agreements. The amounts shown in the "Target" column reflect the target cash payment level under our 2011 annual incentive bonus compensation if our Company and each executive officer achieved all of their specific performance objectives and goals previously approved by our Compensation Committee. The amounts shown in the "Maximum" column reflect the target payment levels under our 2011 annual incentive bonus compensation if our Company and each executive officer achieves the maximum of each of our Company objectives and their individual objectives previously approved by our Compensation Committee. The 2011 annual incentive bonus compensation plan is discussed in greater detail in "Compensation Discussion and Analysis." The actual amounts paid to each named executive officer are shown in the Summary Compensation Table above.

(2)
Because the performance criteria for the 2011 performance-based restricted shares were approved by our Board on February 2, 2012, we have not included these shares in the above table. See * Note to the "Summary Compensation Table" above. Our executive officers will not realize the estimated value of these awards until these awards are vested and exercised or sold.

 Description of Awards Granted in 2011

  •
  Stephen G. Waldis:  On December 6, 2011, we granted Mr. Waldis an option to purchase 160,000 shares of our Common Stock. On February 2, 2011, we granted Mr. Waldis a performance-based restricted stock award pursuant to which Mr. Waldis was entitled to receive from 33,825 to 56,375 restricted shares of our Common Stock based on the Company's 2011 performance metrics discussed in the Compensation Discussion and Analysis section of this proxy. In February of 2012, 54,198 shares of restricted Common Stock was actually issued to Mr. Waldis under the 2011 performance-based restricted stock award.

  •
  Lawrence R. Irving:  On December 6, 2011, we granted Mr. Irving an option to purchase 53,000 shares of our Common Stock. On February 2, 2011, we granted Mr. Irving a performance-based restricted stock award pursuant to which Mr. Irving was entitled to receive from 19,350 to 32,250 restricted shares of our Common Stock based on the Company's 2011 performance metrics discussed in the Compensation Discussion and Analysis section of this proxy. In February of 2012, 31,004 shares of restricted Common Stock was actually issued to Mr. Irving under the 2011 performance-based restricted stock award.

  •
  Robert Garcia:  On December 6, 2011, we granted Mr. Garcia an option to purchase 60,000 shares of our Common Stock. On February 2, 2011, we granted Mr. Garcia a performance-based restricted stock award pursuant to which Mr. Garcia was entitled to receive from 19,350 to 32,250 restricted shares of our Common Stock based on the Company's 2011 performance metrics discussed in the Compensation Discussion and Analysis section of this proxy. In February of 2012, 31,004 shares of restricted Common Stock was actually issued to Mr. Garcia under the 2011 performance-based restricted stock award.

  •
  Christopher Putnam:  On December 6, 2011, we granted Mr. Putnam an option to purchase 29,750 shares of our Common Stock. On February 2, 2011, we granted Mr. Putnam a performance-based restricted stock award pursuant to which Mr. Putnam was entitled to receive from 12,900 to 21,500 restricted shares of our Common Stock based on the Company's 2011 performance metrics discussed in the Compensation Discussion and Analysis section of this proxy. In February of 2012, 20,670 shares of restricted Common Stock was actually issued to Mr. Putnam under the 2011 performance-based restricted stock award.

  •
  Biju Nair:  On March 16, 2011, we granted Mr. Nair 18,510 restricted shares of our Common Stock. On September 21, 2011, we granted Mr. Nair 40,000 restricted shares of our Common Stock. On December 6, 2011, we granted Mr. Nair an option to purchase 15,000 shares of our Common Stock.

        With respect to each executive officer, the option vests with respect to the first 25% of the shares subject to the option upon completion of 12 months of continuous service after the grant date, and with respect to an additional 1/48 of the shares subject to the option upon completion of each month of continuous service thereafter. With respect to the 2010 performance-based restricted stock share awards granted to our executive officers, the first one-third of the underlying shares of restricted Common Stock shares vested upon issuance, one-third of such restricted shares vested on December 31, 2011 and the remaining one-third of such restricted shares vest on December 31, 2012 provided the respective executive officer remains continuously employed by our Company through each such date. With respect to Mr. Nair's restricted shares, the first 25% of the restricted shares vest upon completion of 12 months of continuous service after the grant date, and with respect to an additional 1/16 of the restricted shares upon completion of each three-month period of continuous service thereafter.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth information regarding each unexercised option and all unvested stock held by each of our named executive officers as of December 31, 2011.

	Option Awards						Stock Awards
Name(a)	Number of Securities Underlying Unexercised Options (#) Exercisable(b)		Number of Securities Underlying Unexercised Options (#) Unexercisable(c)		Option Exercise Price ($)(d)	Option Expiration Date(e)	Number of Shares or Units of Stock That Have Not Vested (#)(f)		Market Value of Shares or Units of Stock That Have Not Vested (g)($)(1)
Stephen G. Waldis	80,000	(2)	-0-		8.98	4/3/2016	2,500	(9)	75,525
	56,753	(3)	-0-		12.68	12/5/2016	10,902	(10)	329,349
	51,818	(4)	-0-		36.10	12/4/2014	36,132	(11)	1,091,548
	60,000	(5)	20,000	(5)	9.93	12/19/2015
	73,150	(6)	73,150	(6)	14.00	12/1/2016
	21,000	(7)	63,000	(7)	27.55	12/7/2017
			160,000	(8)	30.50	12/6/2018
Lawrence R. Irving	30,545	(4)	-0-		36.10	12/4/2014	1,400	(9)	42,294
	33,600	(5)	11,200	(5)	9.93	12/19/2016	3,721	(10)	112,411
	27,525	(6)	27,525	(6)	14.00	12/1/2016	20,669	(11)	624,410
	12,000	(7)	36,000	(7)	27.55	12/7/2017
			53,000	(8)	30.50	12/6/2018
Robert Garcia	34,052	(3)	-0-		12.68	12/5/2016	2,450	(9)	74,015
	32,727	(4)	-0-		36.10	12/4/2014	6,604	(10)	199,507
	36,228	(5)	19,600	(5)	9.93	12/19/2015	20,669	(11)	624,410
	48,275	(6)	48,275	(6)	14.00	12/1/2016
	12,000	(7)	36,000	(7)	27.55	12/7/2017
			60,000	(8)	30.50	12/6/2018
Christopher Putnam	13,091	(4)	-0-		36.10	12/4/2014	500	(9)	15,105
	3,336	(5)	4,000	(5)	9.93	12/19/2015	7,443	(10)	112,411
	12,492	(6)	27,525	(6)	14.00	12/1/2016	13,780	(11)	416,294
	8,050	(7)	24,150	(7)	27.55	12/7/2017
			29,750	(8)	30.50	12/6/2018
Biju Nair			15,000	(8)	30.50	12/6/2018	18,510	(12)	559,187
							40,000	(13)	1,208,400

(1)
Computed in accordance with SEC rules as the number of unvested shares multiplied by the closing market price per share of our Common Stock at the end of fiscal year 2011. The actual value (if any) to be realized by the executive officer depends on whether the shares vest and the future performance of our Common Stock. On December 30, 2011, the closing price of our Common Stock was $30.21 per share. Each of the options and restricted shares automatically vest if we are acquired and the officer is either involuntarily terminated or voluntarily resigns as discussed in more detain below under "Severance and Change in Control Arrangements."

(2)
Mr. Waldis received a grant of an option to purchase shares of our Common Stock under our 2000 Stock Plan on April 3, 2006. Starting with April 3, 2007, each option could be exercised for a number of shares equal to 25% of the total amount of shares under the option. Thereafter, each option becomes exercisable for an additional 1/48th of the total number of shares when each additional month of continuous service is completed. As a result, the option became fully exercisable on April 3, 2010.

(3)
Messrs. Waldis and Garcia received a grant of an option to purchase shares of our Common Stock under our 2006 Equity Incentive Plan on December 5, 2006. Starting with December 5, 2007, each option could be exercised for a number of shares equal to 25% of the total amount of shares under the option. Thereafter, each option becomes exercisable for an additional 1/48th of the total number of shares when each additional month of continuous service is completed. As a result, the option became fully exercisable on December 5, 2010.

(4)
Messrs. Waldis, Irving, Garcia and Putnam received a grant of an option to purchase shares of our Common Stock under our 2006 Equity Incentive Plan on December 4, 2007. Starting with December 4, 2008, each option could be exercised for a number of shares equal to 25% of the total amount of shares under the option. Thereafter, each option becomes exercisable for an additional 1/48th of the total number of shares when each additional month of continuous service is completed. As a result, each option became fully exercisable on December 4, 2011.

(5)
Messrs. Waldis, Irving, Garcia and Putnam received a grant of an option to purchase shares of our Common Stock under our 2006 Equity Incentive Plan on December 19, 2008. Starting with December 2, 2009, each option could be exercised for a number of shares equal to 25% of the total amount of shares under the option. Thereafter, each option becomes exercisable for an additional 1/48th of the total number of shares when each additional month of continuous service is completed. As a result, the option will be fully exercisable four years after the date of grant.

(6)
Messrs. Waldis, Irving, Garcia and Putnam received a grant of an option to purchase shares of our Common Stock under our 2006 Equity Incentive Plan on December 1, 2009. Starting with December 1, 2010, each option could be exercised for a number of shares equal to 25% of the total amount of shares under the option. Thereafter, each option becomes exercisable for an additional 1/48th of the total number of shares when each additional month of continuous service is completed. As a result, the option will be fully exercisable four years after the date of grant.

(7)
Messrs. Waldis, Irving, Garcia and Putnam received a grant of an option to purchase shares of our Common Stock under our 2006 Equity Incentive Plan on December 7, 2010. Starting with December 7, 2011, each option could be exercised for a number of shares equal to 25% of the total amount of shares under the option. Thereafter, each option becomes exercisable for an additional 1/48th of the total number of shares when each additional month of continuous service is completed. As a result, the option will be fully exercisable four years after the date of grant.

(8)
Messrs. Waldis, Irving, Garcia and Putnam received a grant of an option to purchase shares of our Common Stock under our 2006 Equity Incentive Plan on December 6, 2011. Starting with December 6, 2012, each option could be exercised for a number of shares equal to 25% of the total amount of shares under the option. Thereafter, each option becomes exercisable for an additional 1/48th of the total number of shares when each additional month of continuous service is completed. As a result, the option will be fully exercisable four years after the date of grant.

(9)
Messrs. Waldis, Irving, Garcia and Putnam received a grant of restricted shares of our Common Stock under our 2006 Equity Incentive Plan on December 19, 2008. Starting with December 4, 2009, 25% of the shares vest. Thereafter, 1/48th of the shares vest when each additional month of continuous service is completed. As a result, the shares will fully vest four years after the date of grant.

(10)
Messrs. Waldis, Irving, Garcia and Putnam received an award of performance-based restricted shares of our Common Stock under our 2006 Equity Incentive Plan on December 1, 2009. These shares were issued based on our 2010 financial performance on February 1, 2011. Under the terms of this grant, one-third of the shares vested as of the date the shares were issued, one-third of the shares vested on December 31, 2011 and one-third of the shares will vest on December 31, 2012. As a result, the shares will fully vest on December 31, 2012.

(11)
Messrs. Waldis, Irving, Garcia and Putnam received an award of performance-based restricted shares of our Common Stock under our 2006 Equity Incentive Plan on December 7, 2010. These shares were issued based on our 2011 financial performance on February 1, 2012. Under the terms of this grant, one-third of the shares vested as of the date the shares were issued, and one-third of the shares vest on each of December 31, 2012 and December 31, 2012. As a result, the shares will fully vest on December 31, 2013.

(12)
Mr. Nair received a grant of restricted shares of our Common Stock under our 2006 Equity Incentive Plan on March 16, 2011. Starting with March 16, 2012, 25% of the shares will vest. Thereafter, 1/16th of the shares will vest when each additional three-month period of continuous service is completed. As a result, the shares will fully vest four years after the date of grant.

(13)
Mr. Nair received a grant of restricted shares of our Common Stock under our 2006 Equity Incentive Plan on September 21, 2011. Starting with September 21, 2012, 25% of the shares will vest. Thereafter, 1/16th of the shares will vest when each additional three-month period of continuous service is completed. As a result, the shares will fully vest four years after the date of grant.

Option Exercises and Stock Vested

        The following table shows the number of shares acquired upon exercise of options by each named executive officer during the year ended December 31, 2011 and the number of shares of restricted stock held by each named executive officer that vested during the year ended December 31, 2011.

	Option Awards		Stock Awards
Name(a)	Number of Shares Acquired on Exercise (#)(b)	Value Realized on Exercise ($)(c)(1)	Number of Shares Acquired on Vesting (#)(d)	Value Realized on Vesting ($)(e)(1)
Stephen G. Waldis	—	—	25,924	775,221
Lawrence R. Irving	129,052	2,729,609	9,797	498,854
Robert Garcia	181,298	4,228,177	16,681	293,013
Christopher Putnam	140,500	3,387,975	8,350	249,677
Biju Nair	—	—	—	—

(1)
For option awards, value realized is based on the fair market value of our Common Stock on date of exercise minus the exercise price. In neither case do the amounts set forth above necessarily reflect proceeds actually received by the executive officer. For stock awards, value realized is based on the fair market value of our Common Stock on date of vesting.

Severance and Change in Control Arrangements

        In 2011, we entered into employment agreements with our executive officers that contain severance/change in control provisions as described below, each of which employment agreement expires on December 31, 2014. These agreements renew our executive officers' prior agreements which expired on December 31, 2011. Each agreement automatically renews for additional twelve-month periods unless our Company provides written notice of its intent not to renew the agreement prior to the end of such term or renewal term. These individuals will only be eligible to receive severance payments if each such executive officer signs a general release of claims following an eligible termination. These severance arrangements are designed to promote stability and continuity of senior management. Under his employment agreement, if an executive officer dies, his estate will receive an amount equal to his target cash incentive bonus for the fiscal year in which his death occurred, prorated based on the number of days he was employed by our Company during that fiscal year. If an executive officer's employment with our Company ends due to a Permanent Disability (as defined in his employment agreement), he shall be entitled to receive an amount equal to his target cash incentive bonus for the fiscal year in which his employment with our Company ended, prorated based on the number of days he was employed by our Company during that fiscal year. The employment agreements also provide that if an executive officer or his personal representative elects to continue health insurance coverage under COBRA for the executive officer and his dependents following the termination of his employment due to Permanent Disability or if he is Involuntarily Terminated, then our Company will pay the monthly premium under COBRA until the earliest of (a) the close of the 24-month period following the termination of his employment with our Company, (b) the expiration of his continuation coverage under COBRA or (c) the date he becomes eligible for substantially equivalent health insurance coverage in connection with new employment.

        In addition, the employment agreements provide that each of their outstanding options and restricted shares will vest and become exercisable in full if the executive officer's employment is Involuntarily Terminated (as defined below) within twelve (12) months following a Change in Control (as defined below). Involuntary Termination includes the executive officer's (i) discharge without cause or (ii) resignation following a change in position that materially reduces the executive officer's level of authority or responsibility, a reduction in compensation or benefits, or relocation of the executive officer's workplace. A Change in Control includes: (i) a merger of our Company after which our stockholders own 50% or less of the surviving corporation or its parent company; (ii) a sale of all or substantially all of our assets; (iii) a proxy contest that results in the replacement of more than one-half of our directors over a 24 month period; or (iv) an acquisition of 50% or more of our outstanding stock by any person or group, other than a person related to our Company, such as a holding company owned by our stockholders. Our Compensation Committee of our Board of Directors, as plan administrator of our 2000 Stock Plan, 2006 Equity Incentive Plan and 2010 New Hire Equity Incentive Plan, has the authority to provide for accelerated vesting of the shares of Common Stock subject to outstanding options held by our named executive officers and any other person in connection with certain changes in control of our Company.

        Stephen G. Waldis.    If prior to, or more than 12 months following, the occurrence of a change in control of our Company, Mr. Waldis' employment is terminated for reasons other than cause or Permanent Disability, he shall receive a lump sum severance payment equal to two times his base salary, plus two times his average bonus received in the immediately preceding two years and, if Mr. Waldis resigns for good reason, the severance payment will be one and one-half times his base salary and average bonus. If within 12 months following a change in control, Mr. Waldis is terminated for reasons other than cause or Permanent Disability, or Mr. Waldis terminates his employment for good reason, he shall receive a lump sum severance payment equal to 2.99 times his base salary in effect at the time, plus two times his average bonus received in the immediately preceding two years.

        Lawrence R. Irving, Robert Garcia, Christopher Putnam and Biju Nair.    If prior to, or more than 12 months following, the occurrence of a change in control of our Company, Messrs. Irving, Garcia, Putnam or Nair's employment is terminated for reasons other than cause or Permanent Disability, he shall receive a lump sum severance payment equal to one and one-half times his base salary, plus one and one-half times his average bonus received in the immediately preceding two years and, if Mr. Irving, Garcia, Putnam or Nair resigns for good reason, the severance payment will be one times his base salary and average bonus received in the immediately preceding two years. If within 12 months following a change in control, Mr. Irving, Garcia, Putnam or Nair is terminated for reasons other than cause or Permanent Disability, or Mr. Irving, Garcia, Putnam or Nair terminates his employment for good reason, he shall receive a lump sum severance payment equal to two times his base salary in effect at the time, plus two times his average bonus received in the immediately preceding two years.

Estimated Payments and Benefits

        The table below reflects the potential payments and benefits to which the named executive officers would be entitled under our change in control severance plan adopted by our Board. There are no agreements, arrangements or plans that entitle executive officers to severance, perquisites, or other enhanced benefits in connection with the termination of their employment other than pursuant to the change in control severance plan described above. The amounts shown in the table below assume that each termination was effective as of December 31, 2011, and that all eligibility requirements under the change in control severance plan were met.

Name	Benefit	Voluntary Resignation/ Termination for Cause	Termination Without Cause Prior to Change in Control	Termination Due to Death or Disability	Termination Without Cause or Resignation Following a Trigger Event After a Change in Control	Change in Control (no Termination of Employment)
Stephen G. Waldis	Severance(1)($)	-0-	2,292,096	541,000	2,827,686	-0-
	Option Acceleration(2)	-0-	-0-	-0-	2,183,542	-0-
	Restricted Stock Acceleration(3)($)	-0-	-0-	-0-	1,420,897	-0-
	Health, and Welfare(4)($)	10,404	36,124	36,124	36,124	-0-

	Total Value ($)	$10,404	2,328,220	$577,124	$6,468,249	$-0-

Lawrence R. Irving	Severance(1)($)	-0-	787,335	225,000	1,199,669	-0-
	Option Acceleration(2)	-0-	-0-	-0-	1,007,914	-0-
	Restricted Stock Acceleration(3)($)	-0-	-0-	-0-	779,146	-0-
	Health and Welfare(4)($)	7,212	32,931	32,931	32,931	-0-

	Total Value($)	$7,212	$820,266	$257,931	$3,019,660	$-0-

Robert Garcia	Severance(1)($)	-0-	892,862	300,000	1,385,724	-0-
	Option Acceleration(2)	-0-	-0-	-0-	1,514,623	-0-
	Restricted Stock Acceleration(3)($)	-0-	-0-	-0-	897,962	-0-
	Health and Welfare(4)($)	7,692	33,412	33,412	33,412	-0-

	Total Value($)	$7,692	$926,274	$333,412	$3,831,721	$-0-

Christopher Putnam	Severance(1)($)	-0-	914,650	297,000	1,499,300	-0-
	Option Acceleration(2)	-0-	-0-	-0-	803,839	-0-
	Restricted Stock Acceleration(3)($)	-0-	-0-	-0-	543,810	-0-
	Health and Welfare(4)($)	6,346	32,066	32,066	32,066	-0-

	Total Value($)	$6,346	$946,716	$329,066	$2,879,015	$-0-

Biju Nair	Severance(1)($)	-0-	672,000	192,000	1,024,000	-0-
	Option Acceleration(2)	-0-	-0-	-0-	-0-	-0-
	Restricted Stock Acceleration(3)($)	-0-	-0-	-0-	1,767,587	-0-
	Health and Welfare(4)($)	6,154	31,874	31,874	31,874	-0-

	Total Value($)	$6,154	$703,874	$223,874	$2,823,461	$-0-

(1)
For purposes of valuing the severance and vacation payments in the table above, we used each executive officer's base salary as of December 31, 2011.

(2)
The value of option acceleration shown in the table above was calculated based on the assumption that the executive officer's employment termination and the change of control (if applicable) occurred on December 31, 2011. The value of the vesting acceleration was calculated by multiplying the number of unvested shares subject to each option by the difference between the closing price of our Common Stock on December 30, 2011, and the exercise price of the option.

(3)
The value of restricted stock acceleration shown in the table above was calculated based on the assumption that the executive officer's employment and the change of control (if applicable) occurred on December 31, 2011. The value of the vesting acceleration was calculated by multiplying the number of unvested shares subject to each restricted stock grant by the closing price of our Common Stock on December 30, 2011.

(4)
Amounts reflects two times the current cost to our Company of the individual's health and welfare benefits per year, as set forth in each individual executive officer's employment agreement.

Report of the Audit Committee(1)

        The Audit Committee of the Board consists of the three non-employee directors named below. The Board annually reviews the Nasdaq listing standards' definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard. The Board has also determined that Donnie M. Moore is an audit committee financial expert as described in applicable rules and regulations of the Securities and Exchange Commission.

        The principal purpose of the Audit Committee is to assist the Board in its general oversight of the Company's accounting and financial reporting processes and audits of the Company's financial statements. The Audit Committee is responsible for selecting and engaging the Company's independent registered public accounting firm and approving the audit and non-audit services to be provided by the independent registered public accounting firm. The Audit Committee's function is more fully described in its Charter, which the Board has adopted and which the Audit Committee reviews on an annual basis.

        The Company's management is responsible for preparing the Company's financial statements and the Company's financial reporting process. Ernst & Young LLP, the Company's independent registered public accounting firm, is responsible for performing an independent audit of the Company's consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles.

        The Audit Committee has reviewed and discussed with the Company's management the audited financial statements of the Company included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the "10-K").

        The Audit Committee has also reviewed and discussed with Ernst & Young LLP the audited financial statements in the 10-K. In addition, the Audit Committee discussed with Ernst & Young LLP those matters required to be discussed by Statement on Auditing Standards No. 61, as amended or supplemented, entitled "Communications with Audit Committees." Additionally, Ernst & Young LLP provided to the Audit Committee the written disclosures and the letter required by Rule 3526 of the Public Company Accounting Oversight Board (Communications with Audit Committees Concerning Independence). The Audit Committee also discussed with Ernst & Young LLP its independence from the Company.

        Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the 10-K for filing with the United States Securities and Exchange Commission.

Submitted by the following members of the Audit Committee:
Donnie M. Moore, Chairman
William J. Cadogan
Thomas J. Hopkins

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of Synchronoss Technologies, Inc. under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Equity Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth information as of March 15, 2012 with respect to the beneficial ownership of our Common Stock by persons known to us to own beneficially more than 5% of our Common Stock, each of our directors, our executive officers named in the Summary Compensation Table, and all of our executive officers and directors as a group. We have no other class of equity securities outstanding.

        As of March 15, 2012, 38,932,669 shares of our Common Stock were outstanding. The amounts and percentages of our Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission ("SEC") governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of securities as to which such person has no economic interest.

Name of Beneficial Owner(**)	Beneficially Owned(1)		Percent(2)
Stephen G. Waldis	1,472,843	(3)	3.7%
James M. McCormick	2,972,155	(4)	7.6%
William J. Cadogan	317,928	(5)	*
Charlie E. Hoffman	86,791	(6)	*
Thomas J. Hopkins	94,712	(7)	*
Donnie M. Moore	82,505	(8)	*
Lawrence R. Irving	263,735	(9)	*
Robert Garcia	245,312	(10)	*
Christopher Putnam	60,349	(11)	*
Biju Nair	58,510	(12)	*
All executive officers and directors as a group (13 persons)	7,901,527		14.7%
Vertek Corporation, 463 Mountain View Drive Colchester, VT 05446	1,988,000	(13)	5.1%
Institutional Venture Partners XI, L.P. 3000 Sand Hill Road Building 2, Suite 250 Menlo Park, CA 94025	2,493,425	(14)	6.4%
FMR LLC, 82 Devonshire Street Boston, MA 02109	5,646,939	(15)	14.5%
Blackrock, Inc., 40 East 52nd Street, New York, NY 10022	2,032,342	(16)	5.2%
Baron Capital Group, Inc., 767 Fifth Avenue, 49th Floor, New York, NY 10153	2,073,571	(17)	5.3%
Wells Fargo & Company, 420 Montgomery Street, San Francisco, CA 94104	2,431,129	(18)	6.2%

*
Less than 1% of the shares of Common Stock outstanding as of March 15, 2012.

**
Unless otherwise indicated, the address of each beneficial owner is c/o Synchronoss Technologies, Inc., 200 Crossing Boulevard, Bridgewater, NJ 08807

(1)
Represents sum of shares owned and shares which may be purchased upon exercise of options exercisable within 60 days of March 15, 2012.

(2)
Any shares not outstanding which are subject to options exercisable within 60 days of March 15, 2012 are deemed outstanding for the purpose of computing the percentage of outstanding shares owned by any person holding such shares but are not deemed outstanding for the purpose of computing the percentage of shares owned by any other person.

(3)
Includes 53,606 shares held by the Waldis Family Partnership, L.P. Includes 10,000 restricted shares granted on December 19, 2008, 25% of such shares vested on December 2, 2009, and 1/48th of such shares will vest for each month of continuous service by Mr. Waldis thereafter. Includes 32,706 restricted shares issued on February 2, 2011, two-third of such shares have vested, and one-third of such shares will vest on December 31, 2012 provided Mr. Waldis has continuous service with the Company. Includes 54,198 restricted shares issued on February 2, 2012, one-third of such shares have vested, and one-third of such shares will vest on each of December 31, 2012 and December 31, 2013 provided Mr. Waldis has continuous service with the Company. Includes 375,044 shares subject to options exercisable within 60 days of March 15, 2012. Excludes 283,827 shares subject to options not exercisable within 60 days of March 15, 2012.

(4)
Excludes 734,200 shares held in two separate trusts for the benefit of certain of his family members, as to which he has no voting or investment power and disclaims beneficial ownership. Excludes 1,988,000 shares held by Vertek Corporation, of which Mr. McCormick is the Chief Executive Officers and sole stockholder. If Mr. McCormick's holdings are combined with Vertek Corporation's, the total holdings would be 4,960,155 shares or approximately 12.7% of our issued and outstanding shares of Common Stock. Mr. McCormick exercises sole voting and dispositive power with respect to such shares which are separately listed in the table. Includes 860,712 shares held by a grantor retained annuity trust dated May 10, 2010, of which Mr. McCormick is the trustee. Includes 3,335 restricted shares granted on January 5, 2010, two-third of such shares have vested and one-third of such shares will vest on January 5, 2013 provided Mr. McCormick remains a director. Includes 3,335 restricted shares granted on January 4, 2011, one-third of such shares have vested, and one-third of such shares will vest on each of January 4, 2013 and January 4, 2014 provided Mr. McCormick remains a director. Includes 3,335 restricted shares granted on January 3, 2012, one-third of such shares will vest on each of January 3, 2013, January 3, 2014 and January 3, 2015 provided Mr. McCormick remains a director. Includes 72,500 shares subject to options exercisable within 60 days of March 15, 2012. Excludes 15,000 shares subject to options not exercisable within 60 days of March 15, 2012.

(5)
Includes 3,335 restricted shares granted on January 5, 2010, two-third of such shares have vested, and one-third of such shares will vest on January 5, 2013 provided Mr. Cadogan remains a director. Includes 3,335 restricted shares granted on January 4, 2011, one-third of such shares have vested, and one-third of such shares will vest on each of January 4, 2013 and January 5, 2014 provided Mr. Cadogan remains a director. Includes 3,335 restricted shares granted on January 3, 2012, one-third of such shares will vest on each of January 3, 2013, January 3, 2014 and January 5, 2015 provided Mr. Cadogan remains a director. Includes 50,000 shares held by Barbara Cadogan, Mr. Cadogan's wife. Includes 72,500 shares subject to options exercisable within 60 days of March 15, 2012. Excludes 15,000 shares subject to options not exercisable within 60 days of March 15, 2012.

(6)
Includes 3,335 restricted shares granted on January 5, 2010, two-third of such shares have vested, and one-third of such shares will vest on January 5, 2013 provided Mr. Hoffman remains a director. Includes 3,335 restricted shares granted on January 4, 2011, one-third of such shares have vested, and one-third of such shares will vest on each of January 5, 2013 and January 5, 2014 provided Mr. Hoffman remains a director. Includes 3,335 restricted shares granted on January 3, 2012, one-third of such shares will vest on each of January 3, 2013, January 3, 2014 and January 3, 2015 provided Mr. Hoffman remains a director. Includes 72,500 shares subject to options exercisable within 60 days of March 15, 2012. Excludes 15,000 shares subject to options not exercisable within 60 days of March 15, 2012.

(7)
Includes 3,335 restricted shares granted on January 5, 2010, two-third of such shares have vested, and one-third of such shares will vest on January 5, 2013 provided Mr. Hopkins remains a director. Includes 3,335 restricted shares granted on January 4, 2011, one-third of such shares have vested, and one-third of such shares will vest on each of January 5, 2013 and January 5, 2014 provided Mr. Hopkins remains a director. Includes 3,335 restricted shares granted on January 3, 2012, one-third of such shares will vest on each of January 3, 2013, January 3, 2014 and January 3, 2015 provided Mr. Hopkins remains a director. Includes 72,500 shares subject to options exercisable within 60 days of March 15, 2012. Excludes 15,000 shares subject to options not exercisable within 60 days of March 15, 2012.

(8)
Includes 3,335 restricted shares granted on January 5, 2010, two-third of such shares have vested, and one-third of such shares will vest January 5, 2013 provided Mr. Moore remains a director. Includes 3,335 restricted shares granted on January 4, 2011, one-third of such shares have vested, and one-third of such shares will vest on each of January 5, 2013 and January 5, 2014 provided Mr. Moore remains a director. Includes 3,335 restricted shares granted on January 3, 2012, one-third of such shares will vest on each of January 5, 2013, January 5, 2014 and January 3, 2015 provided Mr. Moore remains a director. Includes 72,500 shares subject to options exercisable within 60 days of March 15, 2012. Excludes 15,000 shares subject to options not exercisable within 60 days of March 15, 2012.

(9)
Includes 5,600 restricted shares granted on December 19, 2008, 25% of such shares vested on December 2, 2009, and 1/48th of such shares will vest for each month of continuous service by Mr. Irving thereafter. Includes 11,164 restricted shares issued on February 2, 2011, two-third of such shares have vested, and one-third of such shares will vest on December 31, 2012 provided Mr. Irving has continuous service with the Company. Includes 31,004 restricted shares issued on February 2, 2012, one-third of such shares have vested, and one-third of such shares will vest on each of December 31, 2012 and December 31, 2013 provided Mr. Irving has continuous service with the Company. Includes 111,251 shares subject to options exercisable within 60 days of March 15, 2012. Excludes 112,324 shares subject to options not exercisable within 60 days of March 15, 2012.

(10)
Includes 7,990 restricted shares from an original 9,800 restricted shares granted on December 19, 2008, 25% of such shares vested on December 2, 2009, and 1/48th of such shares will vest for each month of continuous service by Mr. Garcia thereafter. Includes 19,812 restricted shares issued on February 2, 2011, two-third of such shares have vested, and one-third of such shares will vest on December 31, 2012 provided Mr. Garcia has continuous service with the Company. Includes 31,004 restricted shares issued on February 2, 2012, one-third of such shares have vested, and one-third of such shares will vest on each of December 31, 2012 and December 31, 2013 provided Mr. Garcia has continuous service with the Company. Includes 186,506 shares subject to options exercisable within 60 days of March 15, 2012. Excludes 170,651 shares subject to options not exercisable within 60 days of March 15, 2012.

(11)
Includes 727 restricted shares from an original 2,000 shares granted on December 19, 2008, 25% of such shares vested on December 2, 2009, and 1/48th of such shares will vest for each month of continuous service by Mr. Putnam thereafter. Includes 11,164 restricted shares issued on February 2, 2011, two-third of such shares have vested, and one-third of such shares will vest on December 31, 2012 provided Mr. Putnam has continuous service with the Company. Includes 20,670 restricted shares issued on February 2, 2012, one-third of such shares have vested, and one-third of such shares will vest on each of December 31, 2012 and December 31, 2013 provided Mr. Putnam has continuous service with the Company. Includes 27,788 shares subject to options exercisable within 60 days of March 15, 2012. Excludes 74,670 shares subject to options not exercisable within 60 days of March 15, 2012.

(12)
Includes 18,510 restricted shares granted on March 16, 2011, 25% of such shares will vest on March 16, 2012, and 1/48th of such shares will vest for each month of continuous service by Mr. Nair thereafter. Includes 40,000 restricted shares granted on September 21, 2011, 25% of such shares will vest on September 15, 2012, and 1/48th of such shares will vest for each month of continuous service by Mr. Nair thereafter. Excludes 15,000 shares subject to options not exercisable within 60 days of March 15, 2012.

(13)
Mr. McCormick, one of our directors, is the Chief Executive Officer and the sole stockholder of Vertek Corporation. Mr. McCormick exercises sole voting and dispositive power with respect to such shares. Excludes 2,972,155 shares held by Mr. McCormick individually and through a grantor retained annuity trust dated May 10, 2010. If Mr. McCormick's holdings are combined with Vertek Corporation's, the total holdings would be 4,960,155 shares or 12.7% of our issued and outstanding shares of Common Stock.

(14)
Information on the holdings of Institutional Venture Partners XI, L.P. ("IVP XI") includes the holdings of Institution Venture Partners XI GmbH & Co. Beteiligungs KG ("IVP XI KG"), Institutional Venture Management XI, LLC ("IVM XI"), Institutional Venture Partners XII, LP ("IVP XII"), Institutional Venture Management XII, LLC ("IVM XII"), Todd C. Chaffee, Reid W. Dennis, Norman A. Fogelsong, Stephen J. Harrick, J. Sanford Miller and Dennis B. Phelps (collectively, the "IVP Entities") and is taken from its Schedule 13G filed on February 14, 2012. The IVP Entities disclaim status as a "group." Includes: 1,120,600 shares held by IVP XI; 179,400 shares held by IVP XI KG and 1,193,425 shares held by IVP XII. IVM XI serves as the sole general partner of IVP XI and the sole managing limited partner of IVP XI KG, and owns no securities directly. Messrs. Chaffee, Dennis, Fogelsong, Harrick, Miller and Phelps are managing directors of IVM XI and share voting and dispositive power over the shares held by IVP XI and IVP XI KG, however, they own no securities directly and they disclaim beneficial ownership of the shares held by IVP XI and IVP XI KG, except to the extent of their respective pecuniary interests therein. Messrs. Chaffee, Fogelsong, Harrick, Miller and Phelps are managing directors of IVM XII and share voting and dispositive power over the shares held by IVP XII; however, they own no securities directly and they disclaim beneficial ownership of the shares held by IVP XII, except to the extent of their respective pecuniary interests therein.

(15)
Information on the holdings of FMR LLC includes the holdings of Fidelity Management & Research Company ("Fidelity Management"), and is taken from its Schedule 13G filed on February 14, 2012. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity Management, have sole power to dispose of the shares. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees.

(16)
Information on the holdings of BlackRock, Inc. includes the holdings of BlackRock Japan Co. Ltd., BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management Australia Limited, BlackRock Advisors, LLC, BlackRock Asset Management Ireland Limited and BlackRock International Limited, and is taken from its Schedule 13G filed on February 9, 2012.

(17)
Information on the holdings of Bamco Inc. includes the holdings of Baron Capital Group, Inc. ("BCG"), Baron Capital Management, Inc. ("BCM") and Ronald Baron, and is taken from its

  Schedule 13G filed on February 14, 2012. Bamco Inc. and BCM are subsidiaries of BCG. Ronald Baron owns a controlling interest in BCG.

(18)
Information on the holdings of Wells Fargo & Company includes the holdings of Wells Capital Management Inc., Peregrine Capital Management, Inc., Wells Fargo Bank, N.A., Wells Fargo Advisors, LLC, and Wells Fargo Funds Management, LLC, and is taken from its Schedule 13G filed on January 26, 2012. Aggregate beneficial ownership of Wells Fargo & Company is on a consolidated basis and includes any beneficial ownership separately reported by a subsidiary.

Section 16(a) Beneficial Ownership Reporting Compliance

        We believe that, during the fiscal year ended December 31, 2011, our directors, executive officers, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements. In making these statements, we have relied upon a review of the copies of Section 16(a) reports furnished to us and the written representations of our directors, executive officers, and greater than 10% stockholders.

Certain Related Party Transactions

        Transactions, arrangements or relationships in which we were, are or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest are subject to review, approval or ratification by our Board or a committee composed of members of our Board. Our Audit Committee has the principal responsibility for reviewing related person transactions pursuant to written policies and procedures adopted by our Board, subject to specified exceptions and other than those that involve compensation. In conformance with regulations of the Securities and Exchange Commission, these policies and procedures define related persons to include our executive officers, our directors and nominees to become a director of our Company, any person who is known to us to be the beneficial owner of more than 5% of any class of our voting securities, any immediate family member of, or person sharing the household with, any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner or in which such person has a 5% or greater beneficial ownership interest. As set forth in our policies and procedures, it is our general policy that related person transactions shall be consummated or shall continue only if approved or ratified by our Audit Committee or the disinterested members of our Board and only if the terms of the transaction are determined to be in, or not to be inconsistent with, the best interests of our Company and our stockholders. The approval of our Compensation Committee is required to approve any transaction that involves compensation to our directors and executive officers. This approval process does not apply to any transaction that is available to all of our employees generally. During 2011, there were no transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements, which are described where required under "Executive Compensation" and "Director Compensation."

Other Matters

        Our Board does not intend to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. In addition to the scheduled items of business, the meeting may consider stockholder proposals (including proposals omitted from the Proxy Statement and form of Proxy pursuant to the proxy rules of the SEC) and matters relating to the conduct of the meeting. As to any other business that may properly come before the meeting, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

PROPOSAL 1
ELECTION OF DIRECTORS

        Our Board of Directors currently consists of six directors. The directors who are nominated for election to our Board of Directors this year, their ages as of April 1, 2012, their position and office held with our Company and certain biographical information are set forth below. Each director to be elected will hold office until the 2015 Annual Meeting of Stockholders and until his successor is elected, or until his death, resignation or removal. Each nominee listed below is currently a director of our Company who was previously elected by the stockholders. It is our policy to encourage nominees for director to attend the Annual Meeting.

        Directors are elected by a plurality of the votes cast at the Annual Meeting, meaning the nominee receiving the most "For" voting (among votes properly cast in person or by proxy) will be elected. An instruction to "Withhold" authority to vote for a nominee will result in the nominee receiving fewer votes, but will not count as a vote against the nominee. Abstentions and "broker non-votes" (i.e., shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary voting power) will have no effect on the outcome of the election of candidate for director. Because the election of a director is not a matter on which a broker or other nominee is generally empowered to vote, broker non-votes are expected to exist in connection with this matter. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. If a nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our current Board of Directors, if any. Each of the nominees for election has agreed to serve if elected. We have no reason to believe that either nominee will be unable to serve.

        Director Qualifications.    The following paragraphs provide information as of the date of this proxy statement about each member of our Board of Directors, including the nominees. The information presented includes information each director has provided about his age, positions he currently holds, his business experience for the past ten years, and other publicly-held companies, if any, of which he currently serves as a director or has served as a director during the past ten years. In addition to the information presented below regarding each director's experience and qualifications that lead our Board of Directors to the conclusion that he should serve as a director of our Company, we also believe that all of our directors have a reputation for integrity and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment to the Company and our Board of Directors.

Name	Age	Position Held with the Company
William J. Cadogan	63	Director
Stephen G. Waldis	44	Chairman of the Board of Directors and Chief Executive Officer

Nominees

        William J. Cadogan, 63, has been a member of our Board of Directors since October 2005. From April 2001 until December 2006, Mr. Cadogan served as a Senior Managing Director with Vesbridge Partners, LLC, formerly St. Paul Venture Capital, a venture capital firm. Mr. Cadogan served as Chief Executive Officer and Chairman of the board of directors of Mahi Networks, Inc., a leading supplier of multi-service optical transport and switching solutions, from November 2004 until its merger with Meriton Networks in October 2005. Prior to joining St. Paul Venture Capital in April 2001, Mr. Cadogan was Chairman and Chief Executive Officer of ADC, Inc., a leading global supplier of telecommunications infrastructure products and services. Mr. Cadogan received a bachelor's degree in electrical engineering from Northeastern University and a master in business administration degree from the Wharton School at the University of Pennsylvania. We believe Mr. Cadogan's qualification to sit on our Board of Directors include his experience as a CEO leading complex global organizations, combined with his operational and corporate governance expertise.

        Stephen G. Waldis, 44, has served as Chairman of our Board of Directors since February of 2001 and has served as our Chief Executive Officer since founding Synchronoss in 2000. From 2000 until 2011, Mr. Waldis also served as President of Synchronoss. From 1994 to 2000, Mr. Waldis served as Chief Operating Officer at Vertek Corporation, a privately held professional services company serving the telecommunications industry. From 1992 to 1994, Mr. Waldis served as Vice President of Sales and Marketing of Logical Design Solutions, a provider of telecom and interactive solutions. From 1989 to 1992, Mr. Waldis worked in various technical and product management roles at AT&T. Mr. Waldis received a degree in corporate communications from Seton Hall University. We believe Mr. Waldis' qualifications to sit on our Board of Directors include his extensive experience in the software and services industry including as our Chief Executive Officer and one of our founders.

Continuing Director—Term Ending in 2014

        Thomas J. Hopkins, 55, has been a member of our Board of Directors since December 2004. Mr. Hopkins is a Managing Director of Colchester Capital, LLC, an investment and advisory firm. Prior to Colchester Capital, Mr. Hopkins was involved in investment banking, principally at Deutsche Bank (and its predecessor Alex, Brown & Sons), Goldman, Sachs & Co. and Bear Stearns. He began his investment banking career at Drexel Burnham Lambert. Prior to investment banking, Mr. Hopkins was a lawyer for several years. Mr. Hopkins received a bachelor of arts degree from Dartmouth College, a juris doctorate from Villanova University School of Law and a master in business administration degree from the Wharton School at the University of Pennsylvania. We believe Mr. Hopkins' qualifications to sit on our Board of Directors include his extensive financial expertise and his years of experience providing strategic advisory services to complex organizations.

Continuing Directors—Term Ending in 2013

        Charles E. Hoffman, 63, has been a member of our Board of Directors since June 2006. From 2001 until 2008, Mr. Hoffman was President and Chief Executive Officer of Covad Communications Group, Inc. Prior to 2001, Mr. Hoffman was President and Chief Executive Officer of Rogers AT&T. Prior to his time with Rogers, Mr. Hoffman served as President, Northeast Region, for Sprint PCS. Preceding his time with Sprint PCS, Mr. Hoffman spent 16 years at SBC Communications in various senior management positions, including Managing Director-Wireless for SBC International. From 2009 to 2011, Mr. Hoffman was a director of Tollgrade Communications, Inc. until it was acquired by Golden Gate Private Equity, Inc. Mr. Hoffman received a bachelor of science degree and a master in business administration degree from the University of Missouri. We believe Mr. Hoffman's qualifications to sit on our Board of Directors include his diversified background of managing and directing both private and public technology-based companies.

        James M. McCormick, 52, is a founder of Synchronoss, has been a member of our Board of Directors since our inception in 2000 and served as our Treasurer from September 2000 until December 2001. Mr. McCormick is founder and Chief Executive Officer of Vertek Corporation. Prior to founding Vertek in 1988, Mr. McCormick was a member of the Technical Staff at AT&T Bell Laboratories. Mr. McCormick received a bachelor of science degree in computer science from the University of Vermont and a master of science degree in computer science from the University of California—Berkeley. We believe Mr. McCormick's qualifications to sit on our Board of Directors include his over 25 years in the consulting, telecommunications and services business, including as one of our founders.

        Donnie M. Moore, 63, has been a member of our Board of Directors since April 2007. From 1989 until his retirement in 2001, Mr. Moore was Senior Vice President, Finance and Administration and Chief Financial Officer for Cognos Incorporated, a publicly-held company providing business intelligence and performance management solutions. From 1986 to 1989, Mr. Moore was Vice President, Finance and Chief Financial Officer of Cognos. Before joining Cognos, Mr. Moore held various positions at the Burroughs Corporation from 1973 to 1986, including Corporate Director, Plans and Analysis. Mr. Moore holds a bachelor of science degree in engineering from the University of Oklahoma and a master in business administration degree from the University of Houston. We believe Mr. Moore's qualifications to sit on our Board of Directors include his extensive experience in the software industry and his financial expertise.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF
THE NOMINEES NAMED ABOVE STANDING FOR ELECTION.

PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has appointed Ernst & Young LLP, independent registered public accounting firm, as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012 and has further directed that management submit the appointment of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since its formation in 2000. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither the Company's Bylaws nor other governing documents or law require stockholder ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm. However, the Board is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP, as the independent registered public accounting firm of the Company for its fiscal year ended December 31, 2012, the Company must receive a "For" vote from the majority of all the outstanding shares that are present in person or represented by proxy and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted "For" or "Against" the proposal and will have no effect on the proposal. Because this is a matter on which a broker or other nominee is generally empowered to vote, broker non-votes are not expected to exist in connection with this matter.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S FEES

        The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2011 and December 31, 2010 by Ernst & Young LLP, the Company's principal accountant.

	Fiscal Year Ended
	2011	2010
	(In thousands)
Audit Fees(1)	$943	$845
Audit Related Fees(2)	62	23
Tax Fees	-0-	-0-
All Other Fees	-0-	-0-

Total Fees	$1,005	$868

(1)
For professional services rendered for the audits of annual financial statements, including the audit of annual financial statements for the years ended December 31, 2011 and 2010. For 2011, the audit fees include the review of quarterly financial statements included in the Company's quarterly reports on Form 10-Q and other regulatory filings or similar engagements and the review of financial statements of Miyowa SA and Sapience Knowledge Systems, Inc. in connection with the Company's acquisition of these companies. For 2010, the audit fees also include a review of financial statements of FusionOne, Inc. in connection with the Company's acquisition of FusionOne.

(2)
Includes fees which are for assurance and related services other than those included in Audit Fees.

        All services described above for 2011 were approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

        The Audit Committee's policy is to pre-approve all audit and permissible non-audit services rendered by Ernst & Young LLP, our independent registered public accounting firm. The Audit Committee can pre-approve specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the Audit Committee's approval of the scope of the engagement of Ernst & Young LLP or on an individual case-by-case basis before Ernst & Young LLP is engaged to provide a service. The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant's independence.

        THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        As required by Section 14A of the Securities Exchange Act of 1934, as amended, we are requesting our stockholders to vote, on an advisory basis, on the compensation of our named executive officers as described in the "Compensation of Executive Officers" section of this Proxy Statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers.

Compensation Program and Philosophy

        Our executive compensation program is designed to attract, reward, and retain key employees, including our named executive officers, who are critical to our success. Under this program, we tie a substantial percentage of an executive officer's compensation to the attainment of financial and other performance measures that, our Board of Directors believes, enhance long-term stockholder value. As described more fully in the Compensation Discussion and Analysis, the mix of fixed and performance based compensation, the long-term incentive awards, as well as the terms of the executives' employment agreements, are all designed to attract and maintain top talent while, at the same time, creating a close relationship between performance and compensation. Our Compensation Committee and Board believe that the design of the program, and therefore the compensation awarded to named executive officers, fulfills this objective. We recommend that stockholders read the "Compensation Discussion and Analysis" of this Proxy Statement, which discusses in detail how our compensation policies effected the 2011 compensation of our named executive officers.

Fiscal 2011 Compensation

        The following is a brief synopsis of the material decisions approved by our Compensation Committee regarding the 2011 compensation of our named executive officers:

        Adjustments to Base Salary:    base salaries of our named executive officers (other than Messrs. Nair and Putnam) were increased by an average of 9% due to among other factors, our strong performance in 2010, the improved business outlook for 2011, the high performance of such named executive officers, and a review of base salaries of executives at our peer group companies. In connection with the restructuring of the compensation package for Mr. Putnam to more closely align his compensation components with those provided to our other named executive officers, we increased his base salary approximately 39% while adjusting other components of his compensation to keep his total compensation package compensable with his compensation earned in 2010. Upon Mr. Nair being promoted to our Executive Vice President of Product Management and Chief Strategy Officer, his base salary was increased approximately 23% from the base salary he received when he joined us following our acquisition of his previous employer.

        Performance-based Cash Bonus:    performance-based cash incentives were paid in 2011 as a result of the achievement of our 2011 non-GAAP revenue and non-GAAP operating income as a percentage of non-GAAP revenue targets.

        Performance-based Equity:    following the end of fiscal 2011, our named executive officers that were employed by us in December 2010 were issued 120.2% of the target performance shares they were eligible to receive under certain restricted stock awards based on our exceeding certain target non-GAAP revenue and non-GAAP operating income as a percentage of non-GAAP revenue metrics.

        In addition to the above summary, stockholders are urged to read the "Compensation Discussion and Analysis" section of this Proxy Statement for greater detail about our executive compensation program, including information about the fiscal year 2011 compensation of our named executive officers.

 Recommendation

        For the above reasons, we are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by voting in favor of the following resolution:

        "RESOLVED, that the stockholders advise that they approve, in a non-binding vote, the compensation of the Company's named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, related compensation tables, and the accompanying narrative disclosure set forth in the Proxy Statement relating to the Company's 2012 Annual Meeting of Stockholders."

        Even though this say-on-pay vote is advisory and therefore will not be binding on the Company, our Compensation Committee and Board value the opinions of our stockholders. Accordingly, to the extent there is a significant vote against the compensation of our named executive officers, we expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

        THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

NO INCORPORATION BY REFERENCE

        In the Company's filings with the SEC, information is sometimes "incorporated by reference." This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the "Audit Committee Report" and the "Compensation Committee Report" contained in this Proxy Statement specifically are not incorporated by reference into any other filings with the SEC and shall not be deemed to be "soliciting material". In addition, this Proxy Statement includes several website addresses. These website addresses (including our corporate website at www.synchronosss.com) are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

CONTACT FOR QUESTIONS AND ASSISTANCE WITH VOTING

        If you have any questions or require any assistance with voting your shares or need additional copies of this Proxy Statement or voting materials, please contact:

Ronald Prague, Esq.
Executive Vice President and General Counsel
Synchronoss Technologies, Inc.
200 Crossing Boulevard
Bridgewater, NJ 08807
or
Call (800) 575-7606

        It is important that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote by signing and returning the enclosed proxy card, using the Internet or by telephone, so your shares will be represented at the Annual Meeting.

        The form of proxy and this Proxy Statement have been approved by the Board of Directors and are being mailed or delivered to stockholders by its authority.

The Board of Directors of Synchronoss Technologies, Inc.
Bridgewater, New Jersey
April 3, 2012

ANNUAL MEETING OF STOCKHOLDERS OF SYNCHRONOSS TECHNOLOGIES, INC. May 8, 2012 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement, annual report and proxy card are available at http://phx.corporate-ir.net/phoenix.zhtml?c=197199&p=proxy Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect the following nominees to the Board of Directors: Stephen G. Waldis William J. Cadogan 2. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012. 3. To approve on a non-binding advisory basis the compensation of the Company’s named executive officers In his discretion, the proxy holder is authorized to vote upon such other business as may properly come before the Annual Meeting. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20230300000000000000 4 050812 FOR AGAINST ABSTAIN

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect the following nominees to the Board of Directors: Stephen G. Waldis William J. Cadogan 2. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012. 3. To approve on a non-binding advisory basis the compensation of the Company’s named executive officers In his discretion, the proxy holder is authorized to vote upon such other business as may properly come before the Annual Meeting. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 NOMINEES: ANNUAL MEETING OF STOCKHOLDERS OF SYNCHRONOSS TECHNOLOGIES, INC. May 8, 2012 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES FOR THE DIRECTOR AND FOR PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 20230300000000000000 4 050812 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement, annual report and proxy card are available at http://phx.corporate-ir.net/phoenix.zhtml?c=197199&p=proxy FOR AGAINST ABSTAIN

14475 SYNCHRONOSS TECHNOLOGIES, INC. This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held on May 8, 2012 The undersigned appoints Ronald J. Prague and Lawrence R. Irving, or either of them, proxies for the undersigned, to attend the Annual Meeting of Stockholders of Synchronoss Technologies, Inc. (the "Company"), to be held on May 8, 2012 at 10:00 a.m., Eastern Time, at the Offices of Synchronoss Technologies, Inc., 200 Crossing Boulevard, Bridgewater, NJ 08807, and at any adjournments or postponements of the Annual Meeting, and hereby authorizes such persons to represent and to vote as specified in this Proxy all the Common Stock of the Company that the undersigned would be entitled to vote if personally present. This Proxy, when properly executed, will be voted in accordance with your indicated directions. If no direction is made, the proxy holder will have the authority to vote FOR the election of the Director nominees, FOR the ratification of the independent public accountant and FOR the advisory vote on executive compensation. (Continued and to be signed on the reverse side)